Exhibit 10.50

SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”), dated as of the 10th day of November, 2020 (the “Effective Date”), is entered into between Pluralsight, LLC, a Nevada limited liability company (“Sublandlord”) and Life Engineering LLC, a Nevada limited liability company (“Subtenant” and, together with Sublandlord, collectively referred herein as the “Parties” or individually as a “Party”).

RECITALS

WHEREAS, Sublandlord is the tenant under that certain lease agreement dated September 20, 2013, as amended by the First Amendment to Office Lease, dated October 13, 2015, and the Second Amendment to Office Lease dated July 17, 2019 (collectively, “Primary Lease”) with Station Park CenterCal, LLC (“Prime Landlord”); and

WHEREAS, pursuant to the Primary Lease, Sublandlord leased those certain Expansion Premises more particularly described in the Primary Lease and on Exhibit A attached hereto and made a part of this Sublease, located at 320 North Station Parkway, Farmington, Utah 84025, comprising the entire third floor of Building J, consisting of approximately 43,184 rentable square feet of space and designated as Suite J-300 (referred to hereinafter as the “Subleased Premises”); and

WHEREAS, Sublandlord desires to sublease the Subleased Premises to Subtenant, and Subtenant desires to sublease the Subleased Premises from Sublandlord, in accordance with the terms and conditions of this Sublease.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Demise.

Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Subleased Premises.

2.Term.

(a)The term of this Sublease (“Term”) shall commence on the later of (i) the latest signature date; or (ii) the date on which the Prime Landlord Consent (hereinafter defined) is obtained (“Sublease Commencement Date”), and shall expire at midnight on February 28, 2021 (“Sublease Expiration Date”), unless sooner terminated or cancelled in accordance with the terms and conditions of this Sublease.

(b)Subtenant shall not be entitled to exercise any options to extend or renew the term of the Primary Lease. These options are expressly retained by Sublandlord and may be exercised or waived by Sublandlord in its sole and absolute discretion.

(c)If for any reason the term of the Primary Lease is terminated prior to the Sublease Expiration Date, this Sublease shall terminate on the date of such termination and, provided such termination of the Primary Lease is not due to a default of Sublandlord thereunder or done with Sublandlord’s consent, Sublandlord shall not be liable to Subtenant for such termination.

3.Permitted Use.

Subtenant shall use and occupy the Subleased Premises solely in accordance with, and as permitted under, the terms of the Primary Lease and for no other purpose.

4.Payment of Base Rent and Additional Rent.

(a)Throughout the Term of this Sublease, Subtenant shall pay to Sublandlord fixed base rent (“Base Rent”) at the rate of Twenty Thousand and 00/100 Dollars ($20,000) per month from the Sublease Commencement Date to the Sublease Expiration Date, payable in equal monthly installments (except for prorated amounts as may be payable for any partial months during the Term). Subtenant shall pay to Sublandlord the first monthly installment of Base Rent (or a prorated portion of such Base Rent if for less than a full month) at the time of execution and delivery of this Sublease by Subtenant to Sublandlord and shall pay all subsequent monthly installments of Base Rent prior to the first day of each month.

(b)In addition to Base Rent, commencing on the Sublease Commencement Date and continuing throughout the Term of this Sublease, Subtenant shall pay to Sublandlord all costs and expenses incurred by Sublandlord in connection with its subleasing of the Subleased Premises to Subtenant; and all amounts due and payable by Sublandlord under the Primary Lease due or attributable to the Subleased Premises or the actions or omissions of Subtenant (collectively, “Additional Rent”). Additional Rent shall be payable to Sublandlord in monthly installments based on estimates provided by Sublandlord prior to the first day of each month. The Parties expressly agree that in no event shall Subtenant’s Additional Rent exceed $5,000 for the term of this Sublease.

(c)All Base Rent and Additional Rent shall be due and payable without demand therefor unless otherwise designated by Sublandlord and without any deduction, offset, abatement, counterclaim, or defense. The monthly installments of Base Rent and Additional Rent payable on account of any partial calendar month during the Term of this Sublease, if any, shall be prorated.

5.Incorporation of Primary Lease by Reference.

(a)The terms, covenants, and conditions of the Primary Lease are incorporated herein by reference, except to the extent they are expressly deleted or modified by the provisions of this Sublease. Every term, covenant, and condition of the Primary Lease binding on or inuring to the benefit of Prime Landlord shall, in respect of this Sublease, be binding on or inure to the benefit of Sublandlord and every term, covenant, and condition of the Primary Lease binding on or inuring to the benefit of Sublandlord shall, in respect of this Sublease, be binding on and inure to the benefit of Subtenant. Whenever the term “Landlord” appears in the Primary Lease, the word “Sublandlord” shall be substituted therefore; whenever the term “Tenant” appears in the Primary Lease, the word “Subtenant” shall be substituted therefore; and whenever the Subleased Premises are referred to in the Primary Lease by whatsoever designation as may be used therein, such reference shall mean the Subleased Premises.

(b)Subtenant covenants and agrees not to do or suffer or permit any act or thing to be done or suffered that is within Subtenant’s reasonable control that would or might (a) cause the Primary Lease or the rights of Sublandlord as tenant thereunder to be cancelled, terminated or forfeited pursuant to the terms thereof, (b) cause a violation of the Primary Lease or otherwise cause Sublandlord to become liable for any damages, claims or penalties thereunder, or (c) cause Sublandlord to be in default of any of its obligations under the Primary Lease, or cause any guarantor of Sublandlord’s obligations under the Primary Lease to become obligated to pay or otherwise perform any obligations pursuant to its guaranty.

(c)Subtenant hereby indemnifies Sublandlord for, and shall hold it harmless from, and against, any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, which may be sustained or incurred by Sublandlord by reason of Subtenant’s failure to keep, observe, or perform, any of the terms, provisions, covenants, conditions and obligations to be kept, observed, or performed with respect to the Subleased Premises (excepting specifically those items for which Sublandlord retains responsibility pursuant to this Sublease, including, without limitation, the payment of Base Rent under the Primary Lease), under the Primary Lease or otherwise arising out of, or with respect to, Subtenant’s use, occupancy or management of the Subleased Premises or of any business conducted therein, or from any work or thing whatsoever done or any condition created by or any other act or omission of Subtenant, its assignees or subtenants, or their respective employees, agents, contractors, visitors or licensees, in or about the Subleased Premises or any other part of the building in which the Subleased Premises are located.

6.Subordination to Primary Lease.

This Sublease is subject and subordinate to the Primary Lease. A redacted copy of the Primary Lease is attached hereto as Exhibit B and made a part of this Sublease.

7.Representations of Sublandlord.

Sublandlord represents and warrants that the following are true and correct as of the date hereof:

(a)Sublandlord is the tenant under the Primary Lease and has the capacity to enter into this Sublease with Subtenant, subject to Prime Landlord’s consent.

(b)The Primary Lease attached hereto as Exhibit B is a true, correct, and complete copy of the Primary Lease, is in full force and effect, and has not been further modified, amended, or supplemented except as expressly set out herein.

(c)Sublandlord has not received any notice, and has no actual knowledge, of any default by Sublandlord under the Primary Lease.

8.AS-IS Condition.

Subtenant accepts the Subleased Premises in its current, “as-is” condition. Sublandlord shall have no obligation to furnish or supply any work, services, furniture, fixtures, equipment, or decorations, except for those items separately agreed upon and included in a Bill of Sale executed concurrently herewith. Sublandlord does not make any representations or warranties with respect to the (i) condition of the Subleased Premises, or the fixtures or equipment therein, including, without limitation, the telephone and data cabling, the compressed air distribution, electrical, mechanical, plumbing, alarm, and heating, air conditioning and ventilation systems, if any; provided, however, that Sublandlord shall deliver the Subleased Premises to Subtenant in a broom clean condition and (ii) whether the Subleased Premises is in compliance with any laws, regulations, rules, ordinances, or any other requirements having the effect of law (including, without limitation, compliance with any safety requirements and the Americans with Disabilities Act). Subtenant acknowledges and agrees that Sublandlord shall not be required to make any alterations, improvements, installations, or repairs, to prepare the Subleased Premises for Subtenant’s occupancy. Subtenant shall obtain, at its sole cost and expense, any licenses or permits required in connection with the operation of its business in the Subleased Premises. Subtenant shall, at Subtenant’s cost and expense, clean and maintain, and make all repairs and replacements to the Subleased Premises, the fixtures, and appurtenances therein, including the heating, ventilation and air conditioning system serving the Subleased Premises, as, and when, needed to preserve the Subleased Premises in good working order and condition, in accordance with the terms of the Primary Lease and in compliance with all laws and other requirements having the force of law, arising from the use and/or occupancy of the Subleased Premises, except for any cleaning, maintenance, repairs and replacement provided in the Primary Lease to be made by Landlord.

On or before the Sublease Expiration Date or earlier termination or expiration of this Sublease, Subtenant shall restore the Subleased Premises to the condition existing as of the Sublease Commencement Date, ordinary wear and tear excepted. The obligations of Subtenant hereunder shall survive the expiration or earlier termination of this Sublease.

9.Performance by Sublandlord.

Notwithstanding any other provision of this Sublease, Sublandlord shall have no obligation: (a) to furnish or provide, or cause to be furnished or provided, any repairs, restoration, alterations, or other work, or electricity, heating, ventilation, air-conditioning, water, elevator, cleaning, or other utilities or services; or (b) to comply with or perform or, except as expressly provided in this Sublease, to cause the compliance with or performance of, any of the terms and conditions required to be performed by Prime Landlord under the terms of the Primary Lease. Subtenant hereby agrees that Prime Landlord is solely responsible for the performance of the foregoing obligations. Notwithstanding the foregoing, on the written request of Subtenant, Sublandlord shall make a written demand on Prime Landlord to perform its obligations under the Primary Lease with respect to the Subleased Premises if Prime Landlord fails to perform same within the time frame and in the manner required under the Primary Lease; provided, however, Subtenant shall not be required to bring any action against the Prime Landlord to enforce its obligations. If Sublandlord makes written demand on Prime Landlord or brings an action against Prime

Landlord to enforce Prime Landlord's obligations under the Primary Lease with respect to the Subleased Premises, all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) so incurred by Sublandlord in connection therewith shall be deemed Additional Rent and shall be due and payable by Subtenant to Sublandlord within thirty (30) days after notice from Sublandlord.

10.No Privity of Estate; No Privity of Contract.

Nothing in this Sublease shall be construed to create privity of estate or privity of contract between Subtenant and Prime Landlord.

11.No Breach of Primary Lease.

Subtenant shall not do or permit to be done any act or thing, or omit to do anything, which may constitute a breach or violation of any term, covenant, or condition of the Primary Lease, notwithstanding such act, thing, or omission is permitted under the terms of this Sublease.

12.Subtenant Defaults.

(a)If Subtenant fails to cure a default under this Sublease within any applicable grace or cure period contained in the Primary Lease (as such applicable grace or cure period is modified by Section 6 herein), Sublandlord, after ten (10) days’ notice to Subtenant, shall have the right, but not the obligation, to seek to remedy any such default on the behalf of, and at the expense of, Subtenant, provided, however, that in the case of: (i) a life safety or property related emergency; or (ii) a default which must be cured within a time frame set out in the Primary Lease which does not allow sufficient time for prior notice to be given to Subtenant, Sublandlord may remedy any such default without being required first to give notice to Subtenant. Any reasonable cost and expense (including, without limitation, reasonable attorneys’ fees and expenses) so incurred by Sublandlord shall be deemed Additional Rent and shall be due and payable by Subtenant to Sublandlord within thirty (30) days after notice from Sublandlord.

(b)If Subtenant fails to pay any installment of Base Rent or Additional Rent on or before the due date of such payment, Subtenant shall be liable for any costs, charges, expenses, late fees, interest charges, fines, or other penalties which arise as a result of the late payment as outlined in the Primary Lease.

(c)If Subtenant fails to pay any installment of Base Rent or Additional Rent on or before the due date of such payment, in addition to the payment of any late charges set out immediately above, Subtenant shall also pay to Sublandlord, as Additional Rent, interest at the Default Rate (hereinafter defined) from the due date of such payment to the date payment is made. “Default Rate” shall mean a rate per annum equal to the highest rate of interest permitted by applicable laws.

13.Consents.

Whenever the consent or approval of Sublandlord is required, Subtenant shall also be obligated to obtain the written consent or approval of Prime Landlord, if required under the terms of the Primary

Lease. Sublandlord shall promptly make such consent request on behalf of Subtenant and Subtenant shall promptly provide any information or documentation that Prime Landlord may request. Subtenant shall reimburse Sublandlord, not later than thirty (30) days after written demand by Sublandlord, for any fees and disbursements of attorneys, architects, engineers, or others charged by Prime Landlord in connection with any consent or approval. Sublandlord shall have no liability of any kind to Subtenant for Prime Landlord’s failure to give its consent or approval.

14.Prime Landlord Consent to Sublease.

This Sublease is expressly conditioned on obtaining the written consent of Prime Landlord and the written consent of any mortgagee, ground lessor, or other third party required under the Primary Lease (collectively, “Prime Landlord Consent”).

(a)Any fees and expenses incurred by the Prime Landlord or any mortgagee, ground lessor, or other third party in connection with requesting and obtaining the Prime Landlord Consent shall be paid by Sublandlord and shall thereafter be reimbursed by Subtenant to Sublandlord as Additional Rent not later than thirty (30) days after written demand by Sublandlord. Subtenant agrees to cooperate with Prime Landlord and supply all information and documentation requested by Prime Landlord within five (5) days of its request therefor. Sublandlord shall not be required to perform any acts, expend any funds, or bring any legal proceedings to obtain the Prime Landlord Consent and Subtenant shall have no right to any claim against Sublandlord if the Prime Landlord Consent is not obtained.

(b)If the Prime Landlord Consent is not obtained within sixty (60) days from the date of this Sublease, either party may terminate this Sublease on written notice to the other, whereupon Sublandlord shall promptly refund to Subtenant the first month's Base Rent paid to Sublandlord, and neither party shall have any further obligation to the other under this Sublease, except to the extent that the provisions of this Sublease expressly survive the termination of this Sublease.

(c)This Section 14 shall survive the expiration or earlier termination of this Sublease.

15.Assignment or Subletting.

Subtenant shall not sublet all or any portion of the Subleased Premises or assign, encumber, mortgage, pledge, or otherwise transfer this Sublease (by operation of law or otherwise) or any interest therein, without the prior written consent of: (a) Sublandlord, which consent may be unreasonably withheld or may be withheld in its sole and absolute discretion; and (b) Prime Landlord.

16.Insurance.

Sublandlord shall not be liable for any damage, injury or death to persons or property sustained by Subtenant and others by reason of Subtenant’s use and occupancy of the Subleased Premises. Subtenant shall provide all insurance as required (including, without limitation, with respect to amounts and types of insurance and with such carriers) under the Primary Lease. All insurance policies shall remain in effect throughout the Term of this Sublease.

Subtenant shall, (i) on or before the Commencement Date, or such earlier date upon which Subtenant shall enter the Subleased Premises for whatever reason and, (ii) upon expiration of any policy, furnish Sublandlord with a certificate of insurance evidencing the coverages required hereunder, and naming Sublandlord, Prime Landlord, and such other parties as Prime Landlord shall designate, and each of their employees, directors and officers, as additional insureds on the coverages required hereunder and under the Primary Lease, other than the Workers’ Compensation and Employer’s Liability policies. In addition, Subtenant shall have all of its insurers waive their subrogation rights against the additional insured parties and will have that waiver noted on the certificate of insurance. Subtenant will provide Sublandlord with at least thirty (30) days’ prior written notice in the event of any material change, and fifteen (15) days’ prior written notice in the event of cancellation, of such insurance policies. Subtenant’s insurance as outlined above shall be primary and non-contributory coverage and the policies shall not contain any intra-insured exclusions as between insured persons or organizations. The stipulated limits of coverage above shall not be construed as a limitation of any potential liability to Sublandlord, and failure to request evidence of this insurance shall not be construed as a waiver of Subtenant’s obligation to provide the insurance coverage specified.

17.Indemnity.

Subtenant shall not do, or permit to be done, in, on, or about, the Subleased Premises, any act which may subject Sublandlord and/or Landlord to any liability or responsibility for injury or death, damages to persons or property, or to any liability whatsoever by reason of any violation of any requirement of law, and shall exercise such control over the Subleased Premises as to fully protect Sublandlord and Landlord against any such liability. Except insofar as caused by the gross negligence or intentionally wrongful acts of the Sublandlord, Subtenant hereby indemnifies and holds Sublandlord, and its respective officers, directors, licensees, employees, agents, and contractors (collectively, the “Indemnitees”) harmless, from and against (i) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Subtenant, its contractors, licensees, agents, employees, or invitees, (ii) all claims against the Indemnitees arising from any accident, injury or death, or damage, whatsoever caused, to any person, or to the property of any person, and occurring during the Term, in, on, or about, the Subleased Premises, and arising from any act, omission, or negligence, of Subtenant and/or its contractors, licensees, agents, employees, or invitees, and (iii) all claims against the Indemnitees arising from any accident, injury or death or damage occurring in, on, or about, the Subleased Premises, where such accident, injury or death, or damage, arises from an act, omission, or negligence, of Subtenant and/or its contractors, licensees, agents, employees, or invitees. This indemnity and hold harmless agreement includes an indemnity from, and against, any, and all, liability, fines, suits, demands, costs, and expenses, of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements), arising from, or in connection with, any such claim or proceeding brought thereon, and the defense thereof.

18.Release.

Subtenant hereby releases Sublandlord or anyone claiming through or under Sublandlord by way of subrogation or otherwise. Subtenant hereby releases Prime Landlord or anyone claiming through or under Prime Landlord by way of subrogation or otherwise to the extent that Sublandlord releases Prime Landlord under the terms of the Primary Lease. Subtenant shall cause its insurance carriers to include any clauses or endorsements in favor of Sublandlord, Prime Landlord, and any additional parties, which Sublandlord is required to provide under the provisions of the Primary Lease.

19.Notices.

All notices and other communications required or permitted under this Sublease shall be given in the same manner as in the Primary Lease. Notices shall be addressed to the addresses set out below:

To Subtenant after the Commencement Date at:	Life Engineering, LLC
320 North Station Parkway
Farmington, Utah 84025

To Sublandlord at:	Pluralsight, LLC
Attn: Steve Woolley
42 Future Way

20.Entire Agreement.

This Sublease contains the entire agreement between the parties regarding the subject matter contained herein and all prior negotiations and agreements are merged herein. If any provisions of this Sublease are held to be invalid or unenforceable in any respect, in any jurisdiction, the validity, legality, or enforceability of the remaining provisions of this Sublease shall remain unaffected in any other jurisdiction.

21.Amendments and Modifications.

This Sublease may not be modified or amended in any manner other than by a written agreement signed by the party to be charged.

22.Successors and Assigns.

The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

23.Counterparts.

This Sublease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Sublease delivered by either facsimile or email shall be deemed to have the same legal effect as delivery of an original signed copy of this Sublease.

24.Defined Terms.

All capitalized terms not otherwise defined in this Sublease shall have the definitions contained in the Primary Lease.

25.Choice of Law.

This Sublease shall be governed by, and construed in accordance with, the laws of the state of Utah, without regard to conflict of law rules.

26.Miscellaneous.

Neither the shareholders, partners, directors or officers of Sublandlord shall be liable for the performance of Sublandlord’s obligations under this Sublease. Subtenant shall look solely to Sublandlord to enforce Sublandlord’s obligations hereunder, and shall not seek damages against any of the Sublandlord’s shareholders, partners, directors, or officers. No property or assets of the Sublandlord’s shareholders, partners, directors, or officers shall be subject to levy, execution or other enforcement procedure for the satisfaction of Subtenant’s rights under, or with respect to, this Sublease.

Whenever Sublandlord’s consent or approval is required hereunder, or where something must be done to Sublandlord’s satisfaction, unless otherwise expressly provided for in this Sublease, Sublandlord shall not unreasonably withhold or delay such consent or approval. Subtenant shall pay for any costs imposed by Prime Landlord in connection with obtaining any consent or approval from Prime Landlord, as required under this Sublease or the Prime Lease.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Sublease to be executed as of the
Effective Date.

SUBLANDLORD:
Pluralsight, LLC

By /s/ Mark Hansen	Date:	11/10/2020
Name: Mark Hansen
Title: Director of Finance and Accounting

SUBTENANT:
Life Engineering LLC

By /s/ Rusty Lindquist	Date:	11/10/2020
Name: Rusty Lindquist
Title: CEO

EXHIBIT A
[DESCRIPTION OF SUBLEASED PREMISES]

J-300
37,517 USF
43,145 RSF

KEY PLAN
SPACE J-300

STATION PARK

FARMINGTON, UTAH

CENTERCAL PROPERTIES, LLC

PLURAL SIGHT
SPACE J-300
LEASE OUTLINE DRAWING

16 September 2015

SCALE:

LEGEND
SHOPPING CENTER BOUNDARY
EXPANSION PREMISES
ORIGINAL PREMISES
SR-89
INTERSTATE 15
LEGACY HIGHWAY
PARK LANE
CLARK LANE
SHOPPING CENTER BOUNDARY
E-200 ORIGINAL PREMISES
J-300 EXPANDED PREMISES

PLURALSIGHT
SPACE J-300

SITE PLAN EXHIBIT

22 September 2015

SCALE: 0 120 240 480

STATION PARK

FARMINGTON, UTAH

CENTERCAL PROPERTIES, LLC

EXHIBIT B
[PRIMARY LEASE]

MULTl-TENANT OFFICE
LEASE AGREEMENT

STATION PARK CENTERCAL, LLC, as Landlord,

and

PLURALSIGHT, LLC, as Tenant.

STATION PARK

FARMINGTON, UTAH

TABLE OF CONTENTS

ARTICLE 1 LEASE OF PREMISES AND LEASE TERM		3
1.1	Premises	3
1.2	Term, Delivery and Commencement.	3
ARTICLE 2 RENTAL AND OTHER PAYMENTS.		4
2.1	Basic Rent	4
2.2	Additional Rent	5
2.3	Delinquent Rental Payments	5
2.4	Independent Obligations	5
2.5	Security Deposit	5
ARTICLE 3 PERSONAL PROPERTY TAXES.		6
3..1	Personal Property Taxes	6
ARTICLE 4 USE		6
4.1	Permitted Use	6
4.2	Acceptance of Premises	6
4.3	Increased Insurance	7
4.4	Laws/Building Rules	7
4.5	Common Area	7
4.6	Signs	7
ARTICLE 5 HAZARDOUS MATERIALS		8
5.1	Compliance with Hazardous Materials Laws	8
5.2	Notice Actions	8
5.3	Disclosure and Warning Obligations	9
5.4	Indemnification by Tenant	9
5.5	Indemnification by Landlord	9
ARTICLE 6 SERVICES		9
5.1	Landlord's Obligations	9
6.2	Tenant's Obligations	10
6.3	Other Provisions Relating to Services	10
6.4	Tenant Devices	10
ARTICLE 7 MAINTENANCE AND REPAIR		11
7.1	Landlord's Obligations	11
7.2	Tenant's Obligations	11
ARTICLE 8 CHANGES AND ALTERATIONS		12
8.1	Landlord Approval	12
8.2	Tenant's Responsibility for Cost and Insurance	12
8.3	Construction Obligations and Ownership	12
8.4	Liens	12
8.5	Indemnification	13
ARTICLE 9 RIGHTS RESERVED BY LANDLORD		13
9.1	Landlord's Entry	13
9.2	Control of Shopping Center	13
9.3	Lock Box Agent/Rent Collection Agent	14
ARTICLE 10 INSURANCE AND CERTAIN WAIVERS AND INDEMNIFICATIONS		14
10.1	Tenant's Insurance Obligations	14
10.2	Landlord's Insurance Obligations	16
10.3	Waivers and Releases of Claims and Subrogation	16
10.4	Tenant's Indemnification of Landlord	17
10.5	Landlord's Indemnification of Tenant	17
ARTICLE 11 DAMAGE OR DESTRUCTION		17
11.1	Tenantable Within 270 Days	17
11.2	Not Tenantable Within 270 Days	18
11.3	Building Substantially Damaged	18
11.4	Insufficient Proceeds	18
11.5	Landlord's Repair Obligations	18

11.6	Rent Apportionment Upon Termination	18
11.7	Exclusive Casualty Remedy	19
ARTICLE 12 EMINENT DOMAIN		19
12.1	Termination of Lease	19
12.2	Landlord's Repair Obligations	19
12.3	Tenant's Participation	19
12.4	Exclusive Taking Remedy	20
ARTICLE 13 TRANSFERS		20
13.1	Restriction on Transfers	20
13.2	Costs	21
ARTICLE 14 DEFAULTS; REMEDIES		21
14.1	Events of Default	21
14.2	Remedies.	22
14.3	Costs	22
14.4	Waiver and Release by Tenant	23
14.5	Landlord's Default	23
14.6	No Waiver	23
ARTICLE 15 CREDITORS; ESTOPPEL CERTIFICATES		23
15.1	Subordination--Non Disturbance	23
15.2	Attornment	24
15.3	Mortgagee Protection Clause	24
15.4	Estoppel Certificates	24
ARTICLE 16 TERMINATION OF LEASE		25
16.1	Surrender of Premises	25
16.2	Holding Over	25
ARTICLE 17 ADDITIONAL PROVISIONS		25
17.1	Initial Improvements	25
ARTICLE 18 MISCELLANEOUS PROVISIONS		26
18.1	Notices	26
18.2	Transfer of Landlord's Interest	26
18.3	Successors	26
18.4	Captions and Interpretation	27
18.5	Relationship of Parties	27
18.6	Entire Agreement; Amendment	27
18.7	Severability	27
18.8	Landlord's Limited Liability	27
18.9	Survival	27
18.10	Attomeys' Fees	27
18.11	Brokers	27
18.12	Goveming Law	28
18.13	Time is of the Essence	28
18.14	Joint and Several Liability	28
18.15	Tenant's and Guarantor' s Organizational Documents; Authority	28
18.16	Provisions are Covenants and Conditions	28
18.17	Force Majeure	28
18.18	Management	28
18.19	Financial Statements	29
18.20	Quiet Enjoyment	29
18.21	No Recording	29
18.22	Construction of Lease and Terms	29
18.23	Development Matters	29
18.24	Homeland Security	30
EXHIBIT "A" DEFINITIONS
EXHIBIT "B" FLOOR PLAN

EXHIBIT "B-1" SITE PLAN

EXHIBIT "C" COMMENCEMENT DATE MEMORANDUM
EXHIBIT "D" BUILDING RULES
EXHIBIT "D-1" SHOPPING CENTER USE RESTRICTIONS
EXHIBIT "E" CONSTRUCTION PROCEDURES

OFFICE LEASE AGREEMENT

This Office Lease Agreement (this "Lease") is made and entered into as of the Effective Date by and between Station Park CenterCal, LLC, a Delaware limited liability company, as Landlord, and Pluralsight, LLC, a Utah limited liability company, as Tenant.

DEFINITIONS

Capitalized terms used in this Lease have the meanings ascribed to them on the attached EXHIBIT " A."

BASIC TERMS

The following Basic Terms are applied under and governed by the particular section(s) in this Lease pertaining to the following information:

1.	Premises:	Suite 200, consisting of approximately 28,970 rentable square feet and located on the 2nd floor of the building located at 180 N. Union Avenue, Farmington, Utah 84025 (the "Building"). The Premises is depicted on EXHIBIT "B." (See Section 1.1)

2.	Lease Term:	Commencing on the Commencement Date and ending sixty-six (66) months following the first day of the calendar month immediately following the month containing the Commencement Date (unless the Commencement Date is the first day of a calendar month, in which event the Term shall end sixty-six (66) months following the Commencement Date). (See Section 1.2)
	Renewal Option:	(See Section 1.2.4)

3.	Delivery Date:	The date Landlord delivers the Premises to Tenant. (See Section 1.2)

4.	Basic Rent:

Months	Annual Basic Rent per Rentable square foot of the Premises	Monthly Installments
1-6*	$22.00	$53,111.67
7-18	$22.00	$53,111.67
19-30	$22.66	$54,705.02
31-42	$23.34	$56,346.65
43-54	$24.04	$58,036.57
55-66	$24.76	$59,774.77
		(See Section 2.1)
*Months 1-6 subject to abatement as provided in Section 2.1.1.

	Renewal Term:	Rent determined in accordance with Section 1.2.4

5.	Basic Rent:	Calendar year 2014.

6.	Allowances:
	Construction Allowance:	$40.00 per usable square foot of the Premises (the Premises contains approximately 26,563 usable square feet).
	Entryway Allowance:	$62,630.00
	Restroom Allowance:	$114,282.00

7.	Rent Payment Address:	Station Park CenterCal, LLC
c/o CenterCal Properties, LLC
1600 East Franklin Avenue
El Segundo, California 90245
Attention: Jean Paul Wardy

8.	Address of Landlord for Notices:	Station Park CenterCal, LLC
c/o CenterCal Properties, LLC
1600 East Franklin Avenue
El Segundo, California 90245
Attention: Jean Paul Wardy

9.	Address of Tenant for Notices:	Pluralsight, LLC
180 N. Union Ave., Suite 200
Farmington, Utah 84025
Attn: Aaron Skonnard

	With a copy to:	Parr Brown Gee & Loveless
185 South State Street, Suite 800
Salt Lake City, Utah 84111
Attn: Barton L. Gertsch

10.	Broker(s):	Davis Weber Commercial Real Estate Specialists Group,
LLC d/b/a Newmark Grubb ACRES Northem Region, forTenant
Coldwell Banker, for Landlord
(See Section 18.11)

11.	Guarantor(s):	None

12.	Security Deposit	$60,000.00
(See Section 2.5)

ARTICLE 1
LEASE OF PREMISES AND LEASE TERM

1.1Premises.

In consideration of the mutual covenants this Lease describes and other good and valuable consideration, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, upon and subject to the terms, covenants and conditions set forth in this Lease. The rentable area of the Premises is the rentable area specified in the Basic Terms. Landlord shall determine the rentable area of all Office Space, including, without limitation, the Premises, substantially in accordance with BOMA Standards. Landlord shall determine the floor area of the retail portion of the Shopping Center by measuring from the exterior faces of all exterior walls, service corridor and fire walls, and from the center line of the common demising walls separating the Premises from other spaces, exclusive of common areas, mezzanine areas and areas, if any, used as a community room or for management and promotion offices. No reduction shall be made for columns or interior construction or equipment. Following the Delivery Date, Landlord shall have the right to have the actual rentable area of the Premises determined, and if the actual rentable area of the Premises, as determined by Landlord, differs from the rentable area specified in the Basic Terms, Landlord and Tenant will amend this Lease accordingly.

1.2Term, Delivery and Commencement.

1.2.1Commencement and Expiration of Term.

The Term of this Lease is the period stated in the Basic Terms. The Term commences on the Commencement Date and, unless earlier terminated in accordance with the terms and conditions of this Lease, expires on the last day of the last calendar month of the Term. Notwithstanding the foregoing, from and after the date of full execution and delivery of this Lease, this Lease shall be in full force and effect, and Tenant shall keep, perform and observe all the terms, covenants, conditions, agreements, indemnities and other promises to be kept, performed and observed by Tenant with respect to the Premises (other than payment of Rent) prior to the Commencement Date.

1.2.2Tender of Possession.

Landlord will use commercially reasonable efforts to ensure that the Delivery Date occurs on or before the date five (5) days following the Effective Date, subject to any extension of such date under Section 18.17; provided, however, failure of the Delivery Date to occur by such date shall in no way affect the validity of this Lease or the obligations of Tenant hereunder. If the Delivery Date has not occurred by the fifth (5th) day following the Effective Date, then Landlord shall not be subject to any claims, damages or liabilities for the failure to give possession on such date; provided, however, if the Delivery Date has not occurred by the tenth (10th) business day following the Effective Date (the "Termination Date"), then Tenant shall have the option, as its sole and exclusive remedy, to terminate this Lease upon written notice to Landlord given subsequent to the Termination Date and prior to the Delivery Date; provided, however, the Termination Date shall be extended for the period that that the Delivery Date has not occurred by reason of Force Majeure which occurs after the date of this Lease hereof; and further provided, Tenant shall not have the option to terminate this Lease pursuant to this Section 1.2.2 ifTenant has taken possession of any part of the Premises, or has commenced to install its equipment, trade fixtures or furniture therein. Failure by Tenant to notify Landlord within the time period prescribed herein shall constitute a waiver of the termination right provided in this Section 1.2.2.

1.2.3Commencement Date Memorandum.

Within a reasonable time after the Delivery Date, Landlord will deliver to Tenant the Commencement Date Memorandum with all blanks relating to dates completed with dates Landlord derives in accordance with this Lease. Tenant, within 10 days after receipt from Landlord, will either acknowledge the Cornmencement Date and the scheduled date of the expiration of the Term by executing and delivering to Landlord the Commencement Date Memorandum or inform Landlord in writing of Tenant's disagreement with the

Commencement Date Memorandum and the basis of such disagreement. Tenant's failure to execute and deliver to Landlord the Commencement Date Memorandum or inform Landlord of that Tenant disagrees with the Commencement Date Memorandum, does not affect any obligation of Tenant under this Lease. If Tenant does not timely execute and deliver to Landlord the Commencement Date Memorandum, Landlord and any prospective purchaser or encumbrances may conclusively rely on the information contained in the unexecuted Commencement Date Memorandum Landlord delivered to Tenant.

1.2.4Renewal Term

Tenant shall have the right, subject to the provisions hereinafter provided, to renew the Term for two (2) periods of five (5) years each (each such 5-year period is herein referred to as a "Renewal Term"), on the terms and provisions of this Article provided:

A.This Lease is in full force and effect and Tenant is not in default in the performance of any of the terms, covenants and conditions herein contained, in respect to which notice of default has been given hereunder which has not been or is not being remedied in the time limited in this Lease, at the time of exercise of the right of renewal and at the time set for commencement of any Renewal Term, but Landlord shall have the right at its sole discretion to waive this condition;

B.That such Renewal Terms shall be upon the same terms, covenants and conditions as provided in this Lease; provided, however, the annual Basic Rent for the Renewal Terms shall be an amount equal to ninety-five percent (95%) of the then current annual Basic Rent rate for new leases for similar space in the Buildings according to Landlord's then current rental rate schedule for new leases for prospective tenants as in effect six (6) months prior to commencement of the applicable Renewal Term; provided, however, the Basic Rent rate for such Renewal Term shall in no event be less than the Basic Rent rate payable by Tenant immediately prior to commencement of the applicable Renewal Term. Upon determination of the Basic Rent rate for the Renewal Terms, the parties shall execute an amendment to this Lease to establish and evidence such Basic Rent rate; and

C.That Tenant shall exercise its right to the Renewal Terms provided herein by notifying Landlord in writing of its election to renew the Term for an additional 5-year period on or before the date that is: (i) six (6) months prior to the expiration of the then current Term; or (ii) within twenty (20) days after receipt of notice from Landlord to Tenant that Tenant has failed to exercise its option of extension within the period provided in (i) above, and the option(s) of extension shall not lapse until after the expiration of said twenty (20) day period following receipt of Landlord's notice.

D.Time is of the essence with respect to the rights granted by this Section 1.2.4.

ARTICLE 2
RENTAL AND OTHER PAYMENTS

2.1Basic Rent.

Tenant will pay Basic Rent in monthly installments to Landlord, in advance, without offset, demand or deduction, commencing on the Commencement Date and continuing on the first day of each and every calendar month after the Commencement Date during the Term. Tenant will make all Basic Rent payments to Landlord in care of Property Manager at the address specified in the Basic Terms or at such other place or in such other manner as Landlord may from time to time designate in writing. Tenant will make all Basic Rent payments without Landlord's previous demand, invoice or notice for payment. Landlord and Tenant will prorate, on a per diem basis, Basic Rent for any partial month within the Term.

2.1.1Anything in this Lease to the contrary notwithstanding, Tenant shall have no liability for Basic Rent for the first (1st) full one hundred eighty (180) days of the Term.

2.2Additional Rent.

Anything herein to the contrary notwithstanding, this Lease is a so-called "gross lease" and Additional Rent reserved hereunder includes only those certain charges, fees or expenses expressly payable as "Additional Rent" by Tenant under the Lease in addition to Basic Rent, but specifically does not include payment of real estate taxes, Landlord's insurance premiums or operating expenses. Except as specifically set forth in this Lease, Tenant will pay all Additional Rent described in this Lease within ten (10) days after receiving Landlord's invoice for such Additional Rent. Tenant will make all Additional Rent payments to the same location and, except as described in the previous sentence, in the same manner as Tenant's Basic Rent payments.

2.3Delinquent Rental Payments.

If Tenant does not pay any installment of Basic Rent, Additional Rent or any other payment due under this Lease within three Business Days after the date the payment is due, Tenant will pay Landlord an additional amount equal to the sum of (a) interest on the delinquent payment calculated at the Maximum Rate from the date when the payment is due through the date the payment is made, and (b) a late payment charge equal to 3% of the amount of the delinquent payment. Landlord's right to such compensation for the delinquency is in addition to all of Landlord's rights and remedies under this Lease, at law or in equity.

2.4Independent Obligations.

Notwithstanding any contrary term or provision of this Lease, Tenant's covenant and obligation to pay Rent is independent from any of Landlord's covenants, obligations, warranties or representations in this Lease. Tenant will pay Rent without any right of offset or deduction.

2.5Security Deposit.

At the time of execution hereof, Tenant shall deposit with Landlord the sum of Sixty Thousand and.00/100 Dollars ($60,000.00) in cash, as and for a security deposit for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. In the event that Tenant defaults with respect to any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of any rentals or other charges or items to be paid or provided for by Tenant, Landlord may use, apply or retain the whole or any part of the security so deposited for the payment of any such rentals in default or for any other sum which Landlord may expend or be required to expend by reason of Tenant's default, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency may accrue before or after re-entry by Landlord. Tenant shall not be entitled to any interest on the security deposit. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default and shall not be considered to be held in trust by Landlord for the benefit of Tenant. Upon application of any part of the deposit by Landlord as provided herein, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Any application of the deposit by Landlord shall not be deemed to have cured Tenant's default by reason of which the application is made. In the event of a bona fide sale of the Building, Landlord shall have the right to transfer the security deposit to its vendee for the benefit of Tenant, and thereafter Landlord shall be released of all liability for the return of such deposit and Tenant agrees to look to said vendee for the return of its security deposit. It is agreed that this provision shall apply to every transfer or assignment made of the security deposit to any new landlord. This security deposit shall not be assigned or encumbered by Tenant. It is expressly understood that the re-entry of the Premises by Landlord for any default on the part of Tenant prior to the expiration of the term of this Lease shall not be deemed a termination of this Lease so as to entitle Tenant to recover the security deposit, and the security deposit shall be retained and remain in the possession of Landlord until the termination of this Lease. Actions by Landlord against Tenant for breach of this Lease shall in no way be limited or restricted by the amount of this security deposit and resort to such security deposit shall not waive any other rights or constitute an election of remedies which Landlord may have. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the security deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after the termination of this Lease and after the removal of Tenant and surrender of possession of the Premises to Landlord.

ARTICLE 3
PERSONAL PROPERTY TAXES

3.1 Personal Property Taxes.

Tenant, prior to delinquency, will pay all taxes charged against Tenant's trade fixtures and other personal property. Tenant will use all reasonable efforts to have such trade fixtures and other personal property taxed separately from the Buildings and Shopping Center. If any of Tenant's trade fixtures and other personal property is taxed with the Buildings or Shopping Center, Tenant will pay the taxes attributable to Tenant's trade fixtures and other personal property to Landlord as Additional Rent.

ARTICLE 4
USE

4.1Permitted Use.

Tenant will use the Premises only for genera! office purposes and for no other purpose (the "Permitted Use"), and Tenant shall not use the Premises outside of Business Hours unless otherwise reasonably approved in writing by Landlord. If Tenant intends to discontinue the conduct of the Permitted Use, except as otherwise provided herein, Tenant shall first give Landlord at least ninety (90) days prior written notice of such intent to discontinue the conduct of the Permitted Use. At any time following receipt of such notice (i) Landlord shall have the right to terminate this Lease upon written notice thereof to Tenant; provided that Landlord shall not have the right to terminate this Lease until the earlier to occur of the date given in Tenant's notice as the date Tenant will vacate the Premises and the actual date Tenant vacates the Premises, and (ii) Landlord shall be entitled to enter the Premises and exhibit the same to any prospective ten ant, purchaser or lender. If Tenant discontinues the conduct of the Permitted Use, upon and subject to the conditions and limitations contained herein, Tenant shall continue to comply with the payment, performance and observance of all other obligations of this Lease on the part of Tenant to be paid, performed or observed, including, without limitation, payment of Basic Rent and Additional Rent. Tenant will not use the Premises or knowingly permit the Premises to be used in violation of any Laws or in any manner that would (a) violate any certificate of occupancy affecting the Premises; (b) make void or voidable any insurance now or after the Effective Date in force with respect to the Premises; (c) cause injury or damage to the Premises or to the person or property of any other tenant of the Shopping Center; (d) cause substantial diminution in the value or usefulness of all or any part of the Premises or Shopping Center (reasonable wear and tear excepted); (e) constitute a public or private nuisance or waste; or (f) violate any exclusive use agreements or use restrictions granted by Landlord as of the Effective Date, all such exclusive uses or restricted uses being identified on Exhibit "D-1" attached hereto and made apart hereof, with respect to the Shopping Center. Tenant will obtain and maintain, at Tenant's sole cost and expense, all permits and approvals required under the Laws for Tenant's use of the Premises. In addition to other restrictions on the use of the Premises, the Premises are expressly prohibited from all uses set forth on EXHIBIT "D-1" attached hereto and made a part hereof.

4.2Acceptance of Premises.

Tenant acknowledges that, except as expressly set forth in this Lease, neither Landlord nor any agent, contractor or employee of Landlord has made any representation or warranty of any kind with respect to the Premises, the Building or the Shopping Center, specifically including, but not limited to, any representation or warranty of suitability or fitness of the Premises, the Building or the Shopping Center for any particular purpose. Tenant's occupancy of the Premises establishes Tenant's acceptance of the Premises, the Building and the Shopping Center in an "AS IS - WHERE IS" condition.

4.3Increased Insurance.

Tenant will not do, or permit to be done, in the Premises, the Building or the Shopping Center anything that will (a) increase the premium of any insurance policy Landlord carries covering the Premises, the Building or the Shopping Center; (b) cause a cancellation of or be in conflict with any such insurance policy; (c) result in any insurance company's refusal to issue or continue any such insurance in amounts satisfactory to Landlord; or (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of Tenant's operations in, or use of, the Premises, the Building or Shopping Center. Tenant, at Tenant's sole cost and expense, will comply with all rules, orders, regulations and requirements of insurers and of the American Insurance Association or any other organization performing a similar function. Tenant will reimburse Landlord, as Additional Rent, for any additional premium charges for such policy or policies resulting from Tenant's failure to comply with the provisions of this section.

4.4Laws/Building Rules.

This Lease is subject and subordinate to all Laws. A copy of the current Building Rules is attached to this Lease as EXHIBIT "D." Landlord may amend the Building Rules from time to time in Landlord's reasonable discretion.

4.5Common Area.

Landlord shall maintain the Common Area in good order, condition and repair, in a manner deemed by Landlord reasonable, appropriate and in the best interests of the occupants of the Shopping Center, subject to all other terms and conditions of this Lease relating to the Common Area. Landlord reserves the right to change from time to time the dimensions and location of the Common Area and the location, dimensions, identity and type of any parking area or building in the Shopping Center and to construct additional buildings, additions to existing buildings, and other improvements in the Shopping Center, to eliminate buildings from the Shopping Center, to increase the land size of the Shopping Center, and to change the name, address, number or designation by which the Shopping Center is commonly known. Tenant shall have the nonexclusive right to use the portions of the Common Area designated for such use from time to time, such use to be in common with Landlord, other occupants of the Shopping Center and other persons entitled to use the same, and subject to such reasonable rules and regulations as Landlord may from time to time prescribe. Tenant will furnish to Landlord upon request a complete list of license numbers of all automobiles operated by Tenant, its employees, subtenants, licensees or concessionaires. If Tenant fails to abide by any parking designations established by Landlord, then Tenant will pay a fine of $10 for each day any such car is parked in areas other than those designated by Landlord and, in addition to any other remedies available to Landlord, Landlord may tow any automobiles that are parked in areas other than those designated by Landlord. Tenant shall not solicit business or display merchandise within the Common Area, or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the Common Area without the prior written consent of the Landlord. Landlord may close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations. No implied easements are granted by this Lease.

Landlord hereby grants Tenant the right to use and designate with signage approved by Landlord, two (2) parking spaces designated solely for electrical vehicle parking for the non-exclusive use of Tenant, in the locations set forth on the Site Plan. Any signage installed by Tenant designating such parking spaces as electrical vehicle parking shall be subject to Landlord's prior approval (not to be unreasonably withheld, conditioned or delayed) as to design and wording; provided, however, that signage wording shall be similar to the following: Parking For Electric Vehicles Only. All Other Vehicles Will Be Towed At Owner's Expense. Electricity Provided By Pluralsight.

4.6Signs.

Landlord will provide to Tenant (a) one building standard tenant identification sign adjacent to the entry door of the Premises, and (b) one standard building directory listing. The signs will conform to Landlord's sign criteria. Landlord will install and maintain the signs in good condition and repair during the Term at Tenant's sole cost and expense. Subject to applicable laws and regulations and Landlord's sign criteria, Landlord shall permit Tenant to install two (2) exterior building signs on the Building, the location of which shall be as shown on Exhibit

"F" attached hereto. Tenant agrees to have such exterior signs erected and/or installed and fully operative on or before the Commencement Date in accordance with Landlord's sign criteria and all applicable laws and regulations. Tenant will not install or permit to be installed in the Premises any other sign, decoration or advertising material of any kind that is visible from the exterior of the Premises. Landlord may immediately remove, at Tenant's sole cost and expense, any sign, decoration or advertising material that violates this section.

ARTICLE 5
HAZARDOUS MATERIALS

5.1Compliance with Hazardous Materials Laws.

Landlord covenants that on the Delivery Date, the Building and the Premises shall be free of all Hazardous Materials in reportable quantities in violation of applicable environmental laws. Tenant will not cause any Hazardous Material to be brought upon, kept or used on the Premises, the Buildings or the Shopping Center in a manner or for a purpose prohibited by or that could result in liability under any Hazardous Materials Law. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws and prudent industry practice relating to the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Premises, the Buildings or the Shopping Center that Tenant brings upon, keeps or uses on the Premises, the Buildings or the Shopping Center and will notify Landlord of any and all Hazardous Materials Tenant brings upon, keeps or uses on the Premises, the Buildings or the Shopping Center (other than small quantities of office cleaning or other office supplies as are customarily used by a tenant in the ordinary course in a genera! office facility). On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Premises, the Buildings or the Shopping Center (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Premises, the Buildings or the Shopping Center. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Premises, the Buildings or the Shopping Center, nor enter into any settlement agreement, consent decree or other compromise with respect to any Claims relating to or in any way connected with Hazardous Materials in, on, under or about the Premises, the Buildings or the Shopping Center, without first notifying Landlord of Tenant's intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and .otherwise assert and protect Landlord's interest in the Premises, the Buildings or the Shopping Center. Tenant shall cooperate with Landlord and permit Landlord and all governmental authorities having jurisdiction reasonable access to the Premises for purposes of conducting any environmental monitoring required by applicable Hazardous Materials Laws.

5.2Notice Actions.

Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Premises, the Buildings or the Shopping Center that result from or in any way relate to Tenant's use of the Premises, the Buildings or the Shopping Center immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any Claim made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within five Business Days after Tenant first receives or sends the same, copies of all Claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Buildings or the Shopping Center or Tenant's use thereof. Upon Landlord's written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed by Tenant from the Premises, the Buildings or the Shopping Center. All such documentation will list Tenant or its agent as a responsible party and will not attribute responsibility for any such Hazardous Materials to Landlord or Property Manager.

5.3Disclosure and Warning Obligations.

Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from Tenant's use of the Premises, the Buildings or the Shopping Center are Tenant's sole responsibility, regardless whether the Hazardous Materials Laws permit or require Landlord to report or warn.

5.4Indemnification by Tenant.

Tenant will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties and the Landlord Affiliated Entities from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Premises, the Building or the Shopping Center (including water tables and atmosphere) introduced by Tenant, its agents, employees, or invitees. Tenant's obligations under this section include, without limitation and whether foreseeable or unforeseeable, the costs of (a) any required or necessary repair, clean-up, detoxification or decontamination of the Premises, the Building or the Shopping Center, and (b) implementing any closure, remediation or other required action in connection therewith as stated above. The obligations of Tenant under this section survive the expiration or earlier termination of this Lease.

5.5Indemnification by Landlord.

Landlord will indemnify, defend and hold harmless Tenant and Tenant's Affiliates from and against all damages (excluding consequential, punitive or similar type damages), costs, losses, expenses (including, but not limited to, reasonable attorneys' fees and engineering fees) to the extent caused by (i) the existence of any Hazardous Materials at the Building in violation of applicable environmental laws as a result of Landlord's construction of the Improvements or Landlord's operation of the Common Areas (excluding any matters caused solely by an unrelated third party), as the case may be, and (ii) any breach by Landlord of any of its covenants in this Article 5; provided, however, in case any claim, action, suit or proceeding shall be brought against Tenant and such matter is subject to Landlord's indemnification as provided above, Tenant shall promptly notify Landlord of the same in sufficient time to avoid any prejudice to Landlord and Tenant shall tender defense of any such claim to Landlord, who shall have the right to assume and control the defense thereof with counsel of its own selection, and Landlord shall have the right to control any resulting remediation .

ARTICLE 6
SERVICES

6.1Landlord's Obligations.

Landlord will provide the following services, during Business Hours, it being understood that Landlord will provide the following services after Business Hours, subject to reimbursement by Tenant:

6.1.1Janitorial Service.

Janitorial service in the Premises, five times per week, including cleaning, trash removal, necessary dusting and vacuuming, maintaining towels, tissue and other restroom supplies and such other work as is customarily performed in connection with nightly janitorial services in office complexes similar in construction, location, use and occupancy to the Building. Landlord will also provide periodic interior and exterior window washing and cleaning and waxing of uncarpeted floors in accordance with Landlord's schedule for the Building.

6.1.2Water.

Hot and cold water from standard building outlets for lavatory, restroom and drinking purposes.

6.1.3Elevator Service.

Elevator service to be used by Tenant in common with ether tenants. Landlord may restrict Tenant's use of elevators for freight purposes to the freight elevator and to hours Landlord reasonably determines. Landlord may limit the number of elevators in operation at times ether than Business Hours.

6.1.4Heating, Ventilation and Air Conditioning.

During Business Hours, heating, ventilation and air conditioning to the Premises sufficient to maintain temperatures in the Premises consistent with ether Class A office space in the Davis County area. During ether times, Landlord will provide heat and air conditioning upon Tenant's reasonable advance notice (not less than 24 hours). Tenant will pay Landlord, as Additional Rent, for such extended service on an hourly basis at the prevailing rates Landlord reasonably establishes and that are consistent with ether Class A office space in the Davis County area. If extended service is not a continuation of the service Landlord furnished during Business Hours, Landlord may require Tenant to pay for a minimum of 4 hours of such service. Landlord will provide air conditioning to the Premises based on standard lighting and genera! office use only.

6.2Tenant's Obligations.

Tenant is solely responsible for paying directly to the applicable utility companies, prior to delinquency, all separately metered or separately charged utilities, if any, to the Premises or to Tenant. Except as provided in Sections 6.1 and 17.1, Tenant will also obtain and pay for all ether utilities and services Tenant requires with respect to the Premises (including, but not limited to, hook-up and connection charges).

6.3Other Provisions Relating to Services.

Except as otherwise provided in Section 6.5, no interruption in, or temporary stoppage of, any of the services this Article 6 describes is to be deemed an eviction or disturbance of Tenant's use and possession of the Premises, nor does any interruption or stoppage relieve Tenant from any obligation this Lease describes, render Landlord liable for damages or entitle Tenant to any Rent abatement. Landlord is not required to provide any heat, air conditioning, electricity or ether service in excess of that permitted by any Laws. Landlord has the exclusive right and discretion to select the provider of any utility or service to the Shopping Center and to determine whether the Premises or any ether portion of the Buildings or Shopping Center may or will be separately metered or separately supplied. Notwithstanding any contrary language in this Lease, Tenant may not obtain utility services directly from any supplier ether than the supplier Landlord selects. Landlord reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the above standards for utilities and services.

6.4Tenant Devices.

Tenant will not, without Landlord's prior written consent, use any apparatus or device in or about the Premises that causes substantial noise, odor or vibration. Tenant will not connect any apparatus or device to electrical current or water except through the electrical and water outlets Landlord installs in the Premises.

6.5Interruption of Services.

Notwithstanding the foregoing, if Landlord elects to furnish one or more utility services to Tenant and if Landlord is unable (by reason of causes ether than casualty or condemnation) to provide any of such services or if any interruption, reduction, curtailment or impairment to any utility service to the Premises is caused by Landlord, and, in either such event, if such inability or interruption, reduction, curtailment or impairment renders the whole or a material portion of the Premises untenantable or unsuitable for the conduct of the Permitted Use, subject to and in accordance with the conditions and limitations contained herein, for a period of three (3) consecutive business days after receipt by Landlord of written notice of untenantability or unsuitability from Tenant, then, as Tenant's sole and exclusive remedy, Base Rent and Additional Rent for the portion of the Premises rendered untenantable or unsuitable for the conduct of the Permitted Use, subject to the conditions and limitations contained herein, shall abate pro rata from and after said third (3rd) consecutive business day until the services or Premises are restored to such a condition that the portion of the Premises affected is again rendered tenantable or suitable. Notwithstanding the foregoing, if the interruption, reduction, curtailment or impairment to any utility service to the Premises is caused by the gross negligence or willful misconduct of Landlord or its employees or agents, then all Rent and other charges shall abate immediately until such interruption, reduction, curtailment or impairment is cured. Anything herein to the contrary notwithstanding, there shall be no such abatement of rent if Landlord's inability to provide such services is caused by misuse or neglect of Tenant or Tenant's agents, employees or invitees or is caused by shortage of fuel or other energy supplies to be provided by public or private utilities or suppliers or by other causes beyond Landlord's control.

ARTICLE 7
MAINTENANCE AND REPAIR

7.1Landlord's Obligations.

Except as otherwise provided in this Lease, Landlord will repair and maintain the following in good order, condition and repair: (a) the foundations, exterior walls, structural systems and roof of the Building; (b) the electrical, mechanical, HVAC, and plumbing facilities and components located in the Building; (c) Common Area (subject to all other terms and conditions of this Lease relating to Common Area); and (d) those windows, doors, plate glass and exterior wall surfaces adjacent to Common Area.

7.2Tenant's Obligations.

7.2.1Maintenance of Premises.

Except as otherwise specifically provided in this Lease, Landlord is not required to furnish any services or facilities, or to make any repairs or Alterations, in, about or to the Premises, the Building, the heating and air conditioning systems serving the Building, or the Shopping Center. Except as specifically described in Section 7.1 and Articles 11 and 12, Tenant assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises. Except as specifically described in Section 7.1 and Articles 11 and 12, Tenant, at Tenant's sole cost and expense, will keep and maintain the Premises (including, but not limited to, all non-structural interior portions, systems and equipment; interior surfaces of exterior walls; interior moldings, partitions and ceilings; and interior electrical, lighting and plumbing fixtures) in good order, condition and repair, reasonable wear and tear and damage from insured casualties excepted. Tenant will keep the Premises in a neat and sanitary condition and will not commit any nuisance or waste in, on or about the Premises, the Building or the Shopping Center. If Tenant damages or injures the Common Area or any part of the Buildings or Shopping Center other than the Premises, Landlord will repair the damage and Tenant will pay Landlord for all uninsured costs and expenses of Landlord in connection with the repair as Additional Rent. Tenant is solely responsible for and, to the fullest extent allowable under the Laws, releases and will indemnify, protect and defend Landlord and the Landlord Affiliated Entities against (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from, the cost of repairing, and any Claims resulting from, any penetrations or perforations of the roof or exterior walls of the Building Tenant causes. Tenant will maintain the Premises in a first-class and fully operative condition. Tenant's repairs will be at least equal in quality and workmanship to the original work and Tenant will make the repairs and perform maintenance in accordance with all Laws. Landlord will maintain the Building and the Shopping Center in a first-class condition.

7.2.2Alterations Required by Laws.

If any governmental authority requires any Alteration to the Building or the Premises as a result of Tenant's particular use of the Premises or as a result of any Alteration to the Premises made by or on behalf of Tenant, or if Tenant's particular use of the Premises subjects Landlord or the Building or the Shopping Center to any obligation under any Laws, Tenant will pay the cost of all such Alterations or the cost of compliance, as the case may be. If any such Alterations are Structural Alterations, Landlord, at Tenant's sole cost and expense, will make the Structural Alterations ; provided, however, that Landlord may require Tenant to deposit with Landlord an amount sufficient to pay the cost of the Structural Alterations (including, without limitation, reasonable overhead and administrative costs). If the Alterations are not Structural Alterations, Tenant will make the Alterations at Tenant's sole cost and expense in accordance with Article 8.

ARTICLE 8
CHANGES AND ALTERATIONS

8.1Landlord Approval.

Tenant will not make any Structural Alterations to the Premises or any Alterations to the Common Area. Tenant will not make any other Alterations without Landlord's prior written consent, which consent Landlord will not unreasonably withhold or delay; provided, however, that Landlord may require, as a condition of its consent, that Tenant remove the Alterations at the end of the Term and repair all damage caused by such removal. Landlord may also otherwise condition its consent in its reasonable discretion. Along with any request for Landlord's consent, Tenant will deliver to Landlord plans and specifications for the Alterations and names and addresses of all prospective contractors for the Alterations. If Landlord approves the proposed Alterations, Tenant, before commencing the Alterations or delivering (or accepting delivery of) any materials to be used in connection with the Alterations, will deliver to Landlord for Landlord's reasonable approval copies of all contracts, proof of insurance required by Section 8.2, copies of any contractor safety programs, copies of all necessary permits and licenses and such other information relating to the Alterations as Landlord reasonably requests. Tenant will not commence the Alterations before Landlord, in Landlord's reasonable discretion, approves the foregoing deliveries. Tenant will construct all approved Alterations or cause all approved Alterations to be constructed (a) promptly by an experienced and bondable duly licensed contractor, (b) in a good and workmanlike manner, (c) in compliance with all Laws, (d) in accordance with all orders, rules and regulations of the Board of Fire Underwriters having jurisdiction over the Premises and any other body exercising similar functions, (e) during times that Landlord reasonably determines in order to minimize interference with other tenants' use and enjoyment of the Building or the Shopping Center, and (f) in full compliance with all of Landlord's rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Buildings or the Shopping Center.

8.2Tenant's Responsibility for Cost and Insurance.

Tenant will pay the cost and expense of all Alterations and for any painting, restoring or repairing of the Premises, the Buildings or the Shopping Center the Alterations occasion. Prior to commencing the Alterations, Tenant will deliver the following to Landlord in form and amount reasonably satisfactory to Landlord: (a) demolition (if applicable) and payment and performance bonds, (b) builder's "all risk" insurance in an amount at least equal to the value of the Alteration; (c) evidence that Tenant has in force commercial genera! liability insurance insuring against construction related risks, in at least the form, amounts and coverages required of Tenant under Article 10 and (d) copies of all applicable contracts and of all necessary permits and licenses. The insurance policies described in clauses (b) and (c) of this section may be held by Tenant's general contractor and must name Landlord, Landlord's lender (if any) and Property Manager as additional insureds.

8.3Construction Obligations and Ownership.

Landlord may inspect construction of the Alterations. Immediately after completing the Alterations, Tenant will furnish Landlord with contractor affidavits, full and final lien waivers and receipted bills covering all labor and materials expended and used in connection with the Alterations. Tenant will remove any Alterations Tenant constructs in violation of this Article 8 within 10 days after Landlord's written request and in any event prior to the expiration or earlier termination of this Lease. All Alterations Tenant makes or installs (including all telephone, computer and other wiring and cabling located within the walls of and outside the Premises, but excluding Tenant's movable trade fixtures, furniture and equipment) become the property of Landlord and a part of the Building immediately upon installation and, unless Landlord requires Tenant to remove the Alterations and repair any damage caused by such removal by notifying Tenant at the time Landlord consents to the Alterations, Tenant will surrender the Alterations to Landlord upon the expiration or earlier termination of this Lease at no cost to Landlord.

8.4Liens.

Tenant will keep the Premises, the Buildings and the Shopping Center free from any mechanics', materialmen's, designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant will notify Landlord in writing 30 days prior to commencing any Alterations in order to provide Landlord the opportunity to record and post notices of non-responsibility or such other protective notices available to Landlord under the Laws. If any such liens are filed and Tenant, within 10 days after such filing, does not release the same of record or provide Landlord with a bond or other security satisfactory to Landlord protecting Landlord and the Premises, the Buildings and the Shopping Center against such liens, Landlord, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under this Lease, may cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys' fees and costs).

8.5Indemnification.

To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties, the Landlord Affiliated Entities, the Buildings and the Shopping Center from and against any Claims in any manner relating to or arising out of any Alterations or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

ARTICLE 9
RIGHTS RESERVED BY LANDLORD

9.1Landlord's Entry.

Landlord and its authorized representatives may during Tenant's business hours and not less than forty eight (48) hours prior written notice (except in the event of an emergency, in which event no notice shall be required) enter the Premises to: (a) inspect the Premises; (b) show the Premises to prospective purchasers and mortgagees; (c) show the Premises to prospective tenants (but only during the last 12 months of the Term or at any time following an Event of Default); (d) post notices of non-responsibility or other protective notices available under the Laws; or (e) exercise and perform Landlord's rights and obligations under this Lease. Landlord, in the event of any emergency, may enter the Premises without notice to Tenant. Landlord's entry into the Premises pursuant to this Section is not to be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from all or any part of the Premises. Tenant will also permit Landlord (or its designees) to erect, install, use, maintain, replace and repair pipes, cables, conduits, plumbing and vents, and telephone, electric and other wires or other items, in, to and through the Premises if Landlord determines that such activities are necessary or appropriate for properly operating and maintaining the Building. Notwithstanding the foregoing, Landlord shall not have the right to enter Tenant's IT room, records room or executive offices within the Premises, unless accompanied by a representative of Tenant, which Tenant agrees to make available.

9.2Control of Shopping Center.

Landlord reserves all rights respecting the Shopping Center and Premises not specifically granted to Tenant under this Lease, including, without limitation, the right to: (a) change the name of the Shopping Center; (b) designate and approve all types of signs, window coverings, internal lighting and other aspects of the Premises and its contents that may be visible from the exterior of the Premises; (c) prohibit Tenant from installing vending or dispensing machines of any kind in or about the Premises other than those Tenant installs in the Premises solely for use by Tenant's employees; (d) close the Building or the Shopping Center after Business Hours, except that Tenant and its employees and invitees may access the Premises after Business Hours in accordance with such rules and regulations as Landlord may prescribe from time to time for security purposes; (e) install, operate and maintain security systems that monitor, by closed circuit television or otherwise, all persons entering or leaving the Building or the Shopping Center; (f) install and maintain pipes, ducts, conduits, wires and structural elements in the Premises that serve other parts or other tenants of the Building; and (g) retain and receive master keys or pass keys to the Premises and all doors in the Premises except Tenant's IT room, records room or executive offices within the Premises. Notwithstanding the foregoing, or the provision of any security-related services by Landlord, Landlord is not responsible for the security of persons or property in the Shopping Center and Landlord is not and will not be liable in any way whatsoever for any breach of security not solely and directly caused by the willful misconduct of Landlord, its agents or employees. Further, Tenant shall not (i) conduct within the Premises any fire, auction or bankruptcy sales, (ii) advertise that Tenant is "going out of business", (iii) permit any objectionable or unpleasant odors or noises to emanate from the Premises, (iv) place or permit any radio, television, loud-speaker or amplifier on the roof or outside the Premises or where the same can be seen or heard from outside the building or in the Common Area, (v) place an antenna, awning fix spring or other projection on the exterior of the Premises, (vi) solicit business or distribute leaflets or other advertising material in the Common Area, (vii) operate or permit the operation of any amusement or arcade type games in the Premises, (viii) use, or permit to be used, the sidewalks adjacent to the Premises, or any other premises outside such space for the sale or display of any merchandise or for any other business, occupation or undertaking, (ix) use or permit to be used within the Common Area any automobiles, trailers, vans or other vehicles advertising the business of Tenant or any good or service provided by Tenant (provided that the foregoing shall not prohibit the parking of such vehicles in the parking areas located in the Common Area and such ingress and egress through the Common Area as is reasonably required to park such vehicles), or (x) take any other action which would constitute a nuisance or would disturb or endanger other tenants of the Shopping Center or interfere with their use of their respective premises would tend to injure the reputation of the Shopping Center.

9.3Lock Box Agent/Rent Collection Agent.

Landlord, from time to time, may designate a lock box collection agent or other person to collect Rent. In such event, Tenant's payment of Rent to the lock box collection agent or other person is deemed to have been made (a) as of the date the lock box collection agent or other person receives Tenant's payment (if the payment is not dishonored for any reason); or (b) if Tenant's payment is dishonored for any reason, the date Landlord or Landlord's agent collects the payment. Neither Tenant's payment of any amount of Rent to the lock box collection agent or other person nor Landlord's or Landlord's agent's collection of such amount if the payment is dishonored constitutes Landlord's waiver of any default by Tenant in the performance of Tenant's obligations under this Lease or Landlord's waiver of any of Landlord's rights or remedies under this Lease. lf Tenant pays any amount to the lock box collection agent or other person other than the actual amount due Landlord, then Landlord's or Landlord's agent's receipt or collection of such amount does not constitute an accord and satisfaction, Landlord is not prejudiced in collecting the proper amount due Landlord (or in pursuing any rights or remedies available under this Lease, at law or in equity as a result of Tenant's failure to pay the full amount when due) and Landlord may retain the proceeds of any such payment, whether restrictively endorsed or otherwise, and apply the same toward amounts due and payable by Tenant under this Lease.

ARTICLE 10
INSURANCE AND CERTAIN WAIVERS AND INDEMNIFICATIONS

10.1Tenant's Insurance Obligations.

10.1.1Tenant's Insurance.

From and after the Delivery Date (or such earlier date on which Tenant first accesses the Premises) through and including the earlier of the Commencement Date and the date of completion of Tenant's Work, Tenant shall, at its sole cost and expense, procure and maintain the insurance coverages required under Article 7.00 of Exhibit E. From and after the earlier of the Commencement Date and the date of completion of Tenant's Work, Tenant shall procure and maintain throughout the Term, at its sole cost and expense, the insurance coverages set forth in this Section 10.1.1.

(a)Tenant shall keep all of its machinery, equipment, furniture, fixtures, plate glass, inventory, goods, personal property (including also property under the care, custody or control of Tenant) and business interests which may be located in, upon or about the Premises insured, at Tenant's sole cost and expense, for the benefit of Tenant in an amount equivalent to the full replacement value or insurable value thereof against loss or damage by fire and such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to a tenant's machinery, equipment, furniture, fixtures, inventory, goods, personal property and business located in a building similar in construction, general location, use, occupancy and design to the Shopping Center, including, but without limiting the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion and such other coverage as Tenant may deem appropriate or necessary. Tenant agrees that such policy or policies of insurance shall contain a waiver of subrogation clause as to Landlord, and, anything in this Lease to the contrary notwithstanding, Tenant waives, releases and discharges Landlord and the Landlord Affiliated Entities from all claims or demands whatsoever which Tenant may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, inventory, goods, personal property and business of Tenant occasioned by fire or other cause, whether such claim or demand may arise because of the negligence or fault of Landlord and its agents, contractors, servants, employees, licensees or otherwise, and Tenant agrees to look to the insurance coverage only in the event of such loss.

(b)Tenant shall procure and maintain throughout the Term, at its sole cost and expense, a policy of commercial general liability insurance, insuring Landlord, the Landlord Affiliated Entities and Tenant, against all claims, demands or actions arising out of or in connection with Tenant's use or occupancy of the Premises, or the condition of the Premises, with a combined single limit of not less than Three Million and 00/100 Dollars ($3,000,000 .00) for bodily injury including death of any one person or any one accident and in respect to property damaged or destroyed. Tenant agrees to include in such policy contractual liability coverage insuring Tenant's indemnification obligations herein. Any such coverage shall be deemed primary and non-contributing to any liability coverage secured by Landlord.

(c)Tenant shall procure and maintain throughout the Term, at its sole cost and expense, Employer's Liability Coverage with an aggregate total of One Million Dollars ($1,000,000).

(d)Tenant shall procure and maintain throughout the Term, at its sole cost and expense, Workers Compensation insurance in accordance with State law.

The insurance policy(ies) required under this Section 10.1.1 shall be written by insurance companies reasonably satisfactory to Landlord with an A.M. Best Company rating of at least A-/Vlll or better. The minimum limits of the insurance policy(ies) required under this Section 10.1.1 shall in no way limit or diminish Tenant's liability under Section 10.4. Tenant shall obtain a written obligation on the part of its insurance company to notify Landlord at least thirty (30) days prior to cancellation of any insurance maintained by Tenant under this Section 10.1. Such policies or duly executed binders of insurance or a certificate evidencing such policies shall be delivered to Landlord at least thirty (30) days prior to the expiration of the policy term. At such time as insurance limits required of tenants in shopping centers in the area in which the Shopping Center is located are generally increased to greater amounts, Landlord shall have the right to require such greater limits as may then be customary.

10.1.2Tenant's Failure to Insure.

Notwithstanding any contrary language in this Lease and any notice and cure rights this Lease provides Tenant, if Tenant fails to provide Landlord with evidence of insurance as required under Section 10.1.4, Landlord may assume that Tenant is not maintaining the insurance Section 10.l requires Tenant to maintain and Landlord may, hut is not obligated to, without further demand upon Tenant or notice to Tenant and without giving Tenant any cure right or waiving or releasing Tenant from any obligation contained in this Lease, obtain such insurance for Landlord's benefit. In such event, Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord incurs obtaining such insurance. Landlord's exercise of its rights under this section does not relieve Tenant from any default under this Lease.

10.1.3No Limitation.

Landlord's establishment of minimum insurance requirements is not a representation by Landlord that such limits are sufficient and does not limit Tenant's liability under this Lease in any manner.

10.2Landlord's Insurance Obligations.

Landlord will (except for the optional coverages and endorsements Section 10.2.1 describes) at all times during the Term maintain the insurance this Section 10.2 describes.

10.2.1Property Insurance.

Property insurance on the Shopping Center in an amount not less than the full insurable replacement cost of the Shopping Center insuring against loss or damage by fire and such other risks as are covered by the current ISO Special Form policy. Landlord, at its option, may obtain such additional coverages or endorsements as Landlord deems appropriate or necessary, including, without limitation, insurance covering foundation, grading, excavation and debris removal costs; business income and rent loss insurance; boiler and machinery insurance; ordinance or laws coverage; earthquake insurance; flood insurance; and other coverages. Landlord may maintain such insurance in whole or in part under blanket policies. Such insurance will not cover or be applicable to any personal property or trade fixtures of Tenant within the Premises or otherwise located at the Shopping Center or any other such property (including that of third parties) in Tenant's care, custody or control at the Shopping Center.

10.2.2Liability Insurance.

Commercial genera! liability insurance against claims for bodily injury, personal injury, and property damage occurring at the Shopping Center with a combined single limit of not less than Five Million and 00/100 Dollars ($5,000,000.00) or such higher amounts as Landlord deems necessary or appropriate for bodily injury including death of any one person or any one accident and in respect to property damaged or destroyed. Landlord agrees to include in such policy contractual liability coverage insuring Landlord's indemnification obligations herein.

The insurance policy(ies) required under this Section 10.1.2 shall be written by insurance companies with an A.M. Best Company rating of at least A-/VIII or better. The policies of such insurance shall name Landlord and Tenant as additional insureds and loss payees as their interests may appear . Such policies of insurance shall provide that no act or omission of any person named as insured thereunder shall invalidate the interest of, or be a defense against, any other person named as insured thereunder. A certificate of insurance evidencing such policies shall be delivered by Landlord to Tenant from time to time upon written request from Tenant, no more than once per calendar year.

10.3Waivers and Releases of Claims and Subrogation.

10.3.1By Tenant.

To the extent not prohibited by the Laws, Tenant, on behalf of Tenant and its insurers, waives, releases and discharges the Landlord Parties and the Landlord Affiliated Entities from all Claims arising out of damage to or destruction of the Premises, the Buildings and Shopping Center or Tenant's trade fixtures, other personal property or business, and any loss of use or business interruption except to the extent that any such Claim results from the gross negligence or willful misconduct of any Landlord Party, occasioned by any fire or other casualty or occurrence whatsoever (whether similar or dissimilar), including, without limitation, (a) any existing or future condition, defect, matter or thing in the Premises, the Buildings or Shopping Center, (b) any equipment or appurtenance becoming out of repair, (c) any occurrence, act or omission of any Landlord Party, any other tenant or occupant of the Buildings or any other person (d) damage caused by the flooding of basements or other subsurface areas and (e) damage caused by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors, noise or the bursting or leaking of pipes or plumbing fixtures. The waiver this section describes applies regardless whether any such damage results from an act of God, an act or omission of other tenants or occupants of the Shopping Center or an act or omission of any other person and regardless whether insurance coverage against any such risks is obtainable. Tenant will look only to Tenant's insurance coverage (regardless whether Tenant maintains any such coverage) in the event of any such Claim. Tenant's trade fixtures, other personal property and all other property (including that of third parties) in Tenant's care, custody or control, is located at the Shopping Center at Tenant's sole risk. Landlord is not liable for any damage to such property or for any theft, misappropriation or loss of such property. Except as specifically provided in Section 10.2, Tenant is solely responsible for providing such insurance as may be required to protect Tenant, its employees and invitees against any injury, loss, or damage to persons or property occurring in the Premises, the Buildings or the Shopping Center, including, without limitation, any loss of business or profits from any casualty or other occurrence at the Shopping Center.

10.3.2By Landlord.

To the extent not expressly prohibited by the Laws, and except for any claims, demands or damages suffered by Landlord because Tenant willfully or negligently causes a release of Hazardous Materials at the Shopping Center, Landlord, on behalf of Landlord and its insurers, waives, releases and discharges Tenant from all claims or demands whatsoever arising out of damage to or destruction of the Shopping Center, or loss of use of the Shopping Center, occasioned by fire or other casualty, regardless whether any such claim or demand results from the negligence or fault of Tenant, or otherwise, and Landlord will look only to Landlord's insurance coverage (regardless whether Landlord maintains any such coverage) in the event of any such claim. Landlord's policy or policies of property insurance will permit waiver of subrogation as provided in this section.

10.4Tenant's Indemnification of Landlord.

In addition to Tenant's other indemnification obligations in this Lease but subject to Landlord's agreements in Section 10.2, Tenant, to the fullest extent allowable under the Laws, releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord and the Landlord Affiliated Entities from and against all losses, damages (excluding consequential, punitive, incidental, special or similar type damages, except to the extent claimed by third parties), costs and expenses (including, without limitation, reasonable attorneys' fees and costs) for any injury to person, death or damage to or loss of property in, about or to the Premises or the Shopping Center made by third parties to the extent caused by the negligence or willful misconduct of Tenant or Tenant 's agents, contractors, or employees, provided Landlord or the Landlord Affiliated Entities tender defense to Tenant of any claim made against Landlord or Landlord's Affiliated Entities which is subject to Tenant's indemnity in sufficient time to avoid prejudice to Tenant for handling by counsel of Tenant's selection and reasonably acceptable to Landlord.

10.5Landlord's Indemnification of Tenant.

In addition to Landlord's other indemnification obligations in this Lease but subject to Tenant's agreements in Section 10.1, Landlord, to the fullest extent allowable under the Laws, releases and will indemnify, protect, defend (with counsel reasonably acceptable to Tenant) and hold harmless Tenant and Tenant's Affiliates from and against all losses, damages (excluding consequential, punitive, incidental, special or similar type damages, except to the extent claimed by third parties), costs and expenses (including, without limitation, reasonable attorneys' fees and costs) for any injury to person, death or damage to or loss of property on or about the Common Area made by third parties to the extent caused by the negligence or willful misconduct of Landlord or Landlord's agents, contractors, or employees, provided Tenant or Tenant's Affiliates tender defense to Landlord of any claim made against Tenant or Tenant's Affiliates which is subject to Landlord's indemnity in sufficient time to avoid prejudice to Landlord for handling by counsel of Landlord's selection and reasonably acceptable to Tenant.

ARTICLE 11
DAMAGE OR DESTRUCTION

11.1Tenantable Within 270 Days.

Except as provided in Section 11.3, if fire or other casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord's reasonable discretion) that it can make the Premises tenantable within 270 days after the date of the casualty, then Landlord will notify Tenant that Landlord will within the 270 day period (subject to the extension of such time period under Section 18.17)-repair and restore the Building and the Premises to as near their condition prior to the casualty as is reasonably possible. Landlord will provide the notice within 30 days after the date of the casualty. In such case, this Lease remains in full force and effect, Basic Rent for the period during which the Premises are untenantable abate pro rata (based upon the rentable area of the untenantable portion of the Premises as compared with the rentable area of the entire Premises).

11.2Not Tenantable Within 270 Days.

If fire or other casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord's reasonable discretion) that it cannot make the Premises tenantable within 270 days after the date of the casualty, then Landlord will so notify Tenant within 30 days after the date of the casualty and may, in such notice, terminate this Lease effective on the date of Landlord's notice. If Landlord does not terminate this Lease as provided in this section, Tenant may terminate this Lease by notifying Landlord within 30 days after the date of Landlord's notice, which termination will be effective 30 days after the date of Tenant's notice.

11.3Building Substantially Damaged.

Notwithstanding the terms and conditions of Section 11.1, if the Building or Shopping Center is damaged or destroyed by fire or other casualty (regardless whether the Premises is affected) and either (a) fewer than 15 months remain in the Term, or (b) the damage reduces the value of the Building or the Shopping Center by more than 50% (as Landlord reasonably determines value before and after the casualty), then, regardless whether Landlord determines (in Landlord's reasonable discretion) that it can make the Building or the Shopping Center tenantable within 270 days after the date of the casualty, Landlord, at Landlord's option, by notifying Tenant within 30 days after the casualty, may terminate this Lease effective on the date of Landlord's notice.

11.4Insufficient Proceeds.

Notwithstanding any contrary language in this Article 11, if this Article 11 obligates Landlord to repair damage to the Premises, the Building or the Shopping Center caused by fire or other casualty and Landlord does not receive sufficient insurance proceeds (excluding any deficiency caused by the amount of any policy deductible) to repair all of the damage, or if Landlord's lender does not allow Landlord to use sufficient proceeds to repair all of the damage, then Landlord, at Landlord's option, by notifying Tenant within 30 days after the casualty, may terminate this Lease effective on the date of Landlord's notice.

11.5Landlord's Repair Obligations.

If this Lease is not terminated under Sections 11.2 through 11.4 following a fire or other casualty, then Landlord will repair and restore the Premises, the Building and the Shopping Center to as near their condition prior to the fire or other casualty as is reasonably possible with all commercially reasonable diligence and speed (subject to delays caused by Tenant Delay or Force Majeure) and Basic Rent for the period during which the Premises are untenantable will abate pro rata (based upon the rentable area of the untenantable portion of the Premises as compared with the rentable area of the entire Premises). In no event is Landlord obligated to repair or restore any special equipment or improvements installed by Tenant, or any personal or other property of Tenant.

11.6Rent Apportionment Upon Termination.

If either Landlord or Tenant terminates this Lease under this Article 11, Landlord will apportion Basic Rent on a per diem basis and Tenant will pay the Basic Rent to (a) the date of the fire or other casualty if the event renders the Premises completely untenantable or (b) if the event does not render the Premises completely untenantable, the effective date of such termination (provided that if a portion of the Premises is rendered untenantable, but the remaining portion is tenantable, then Tenant's obligation to pay Basic Rent abates pro rata [based upon the rentable area of the untenantable portion of the Premises divided by the rentable area of the entire Premises] from the date of the casualty and Tenant will pay the unabated portion of the Rent to the date of such termination).

11.7Exclusive Casualty Remedy.

The provisions of this Article 11 are Tenant's sole and exclusive rights and remedies in the event of a casualty. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights (by virtue of a casualty) not specifically described in this Article 11.

ARTICLE 12
EMINENT DOMAIN

12.1Termination of Lease.

If a Condemning Authority desires to effect a Taking of all or any material part of the Shopping Center, Landlord will notify Tenant and Landlord and Tenant will reasonably determine whether the Taking will render the Premises unsuitable for Tenant's intended purposes. If Landlord and Tenant conclude that the Taking will render the Premises unsuitable for Tenant's intended purposes, Landlord and Tenant will document such determination and this Lease will terminate as of the date the Condemning Authority takes possession of the portion of the Shopping Center taken. Tenant will pay Rent to the date of termination. If a Condemning Authority takes all or any material part of the Building or if a Taking reduces the value of the Building or the Shopping Center by 50% or more (as reasonably determined by Landlord), regardless whether the Premises is affected, then Landlord, at Landlord's option, by notifying Tenant prior to the date the Condemning Authority takes possession of the portion of the Building or the Shopping Center taken, may terminate this Lease effective on the date the Condemning Authority takes possession of the portion of the Building or Shopping Center taken.

12.2Landlord's Repair Obligations.

If this Lease does not terminate with respect to the entire Premises under Section 12.1 and the Taking includes a portion of the Premises, this Lease automatically terminates as to the portion of the Premises taken as of the date the Condemning Authority takes possession of the portion taken and Landlord will, at its sole cost and expense, restore the remaining portion of the Premises to a complete architectural unit with all commercially reasonable diligence and speed and will reduce the Basic Rent for the period after the date the Condemning Authority takes possession of the portion of the Premises taken to a sum equal to the product of the Basic Rent provided for in this Lease multiplied by a fraction, the numerator of which is the rentable area of the Premises after the Taking and after Landlord restores the Premises to a complete architectural unit, and the denominator of which is the rentable area of the Premises prior to the Taking. Tenant's obligation to pay Basic Rent will abate on a proportionate basis with respect to that portion of the Premises remaining after the Taking that Tenant is unable to use during Landlord's restoration for the period of time that Tenant is unable to use such portion of the Premises.

12.3Tenant's Participation.

Landlord is entitled to receive and keep all damages, awards or payments resulting from or paid on account of a Taking. Accordingly, Tenant waives and assigns to Landlord any interest of Tenant in any such damages, awards or payments. Tenant may prove in any condemnation proceedings and may receive any separate award for damages to or condemnation of Tenant's movable trade fixtures and equipment and for moving expenses ; provided however, that Tenant has no right to receive any award for its interest in this Lease or for loss of leasehold. Notwithstanding anything to the contrary contained in this Section 12.3, if the whole or any substantial part of the Building or the Premises is taken under the power of eminent domain after Tenant, at its sole cost and expense, shall have made any improvements or alterations to the Premises pursuant to Articles 8 or 17 hereof which have increased the value of the Building in excess of $25,000.00 (as measured by the condemning authority), Landlord then shall compensate Tenant for such taking out of any proceeds payable to Landlord under any condemnation award in an amount equal to the unamortized portion of any such increase in valuation of the Building attributable to expenditures incurred by Tenant for improvements or alterations which it shall have made to the Premises, as aforesaid; provided, however, in no event shall Tenant's share of the condemnation award exceed the lesser of (i) that portion of the award reasonably attributable to improvements or alterations to the Premises made by Tenant and (ii) the actual expenditures incurred by Tenant with respect to any such alterations or improvements. The unamortized portion of any increase in the valuation in excess of $25,000.00 of the Building attributable to expenditures incurred by Tenant for improving or altering the Premises shall be determined by multiplying the amount of such increase in valuation by a fraction, the numerator of which shall be the number of months of the remaining term of the Lease at the time of the taking, and the denominator of which shall be the number of months constituting the useful life of said improvements or alterations to the Premises measured at the time of the completion of the improvements or alterations to the Premises made by Tenant.

12.4Exclusive Taking Remedy.

The provisions of this Article 12 are Tenant's sole and exclusive rights and remedies in the event of a Taking. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this Article 12.

ARTICLE 13
TRANSFERS

13.1Restriction on Transfers.

13.1.1General Prohibition.

Except as set forth in Section 13.1.2, Tenant will not cause or suffer a Transfer without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed with respect to any assignment of this Lease or sublease of the Premises, but which consent, with respect to any other Transfer may be granted or withheld in Landlord's sole and absolute discretion. Landlord may also, at Landlord's option by notifying Tenant, terminate this Lease with respect to any portion of the Premises that would be affected by such Transfer. Tenant's request for consent to a Transfer must describe in detail the parties, terms and portion of the Premises affected. Landlord will notify Tenant of Landlord's election to consent, withhold consent and/or terminate within 30 days after receiving Tenant's written request for consent to the Transfer. Tenant will, in connection ·with requesting Landlord's consent, provide Landlord with a copy of any and all documents and information regarding the proposed Transfer and the proposed transferee as Landlord reasonably requests. No Transfer, including, without limitation, a Transfer under Section 13.1.2, releases Tenant from any liability or obligation under this Lease and Tenant remains liable to Landlord after such a Transfer as a principal and not as a surety. If Landlord consents to any Transfer, Tenant will pay to Landlord, as Additional Rent, 50% of any amount Tenant receives on account of the Transfer (excluding reasonable commissions, attorneys' fees, marketing costs and other similar costs and expenses Tenant incurs in connection with the Transfer and certifies to Landlord in writing) in excess of the amounts this Lease otherwise requires Tenant to pay. In no event may Tenant cause or suffer a Transfer to another tenant of the Buildings. Any attempted Transfer in violation of this Lease is null and void and constitutes an Event of Default under this Lease.

13.1.2Assignment and Sublease to Affiliates.

Tenant, without Landlord's consent (provided that Tenant is not in default in the performance of its obligations under this Lease), may assign this Lease or sublet the Premises to an Affiliate or to a third party in connection with the sale of all or substantially all of the assets or ownership interests of Tenant to such third party if (a) Tenant notifies Landlord at least 30 days prior to such Transfer; (b) Tenant delivers to Landlord, at the time of Tenant's notice, current financial statements of Tenant and the proposed transferee that are reasonably acceptable to Landlord; (c) the transferee assumes and agrees in a writing delivered to and reasonably acceptable to Landlord to perform Tenant's obligations under this Lease arising after such Transfer and to observe all terms and conditions of this Lease; and (d) Guarantor, if any, ratifies such assignment or sublease in writing and agrees to continue to be bound by the terms of the Guaranty. Landlord's right described in Section 13.1.1 to share in any profit Tenant receives from an assignment or sublease permitted under this Section 13.1.2 and Landlord's termination right under Section 13.1.1 does not apply to any assignment or sublease this Section 13.1.2 permits.

13.2Costs.

Tenant will pay to Landlord, as Additional Rent, up to $1,500.00 in costs and expenses Landlord incurs in connection with any Transfer, including, without limitation, reasonable attorneys' fees and costs, regardless whether Landlord consents to the Transfer.

ARTICLE 14
DEFAULTS; REMEDIES

14.1Events of Default.

The occurrence of any of the following constitutes an "Event of Default" by Tenant under this Lease:

14.1.1Failure to Pay Rent.

Tenant fails to pay Basic Rent or any other Additional Rent amount as and when due and such failure continues for five days after Landlord notifies Tenant of Tenant's failure to pay Rent when due.

14.1.2Failure to Perform.

Tenant breaches or fails to perform any of Tenant's nonmonetary obligations under this Lease and the breach or failure continues for a period of 30 days after Landlord notifies Tenant of Tenant's breach or failure; provided that if Tenant cannot reasonably cure its breach or failure within a 30 day period, Tenant's breach or failure is not an Event of Default if Tenant commences to cure its breach or failure within the 30 day period and thereafter diligently pursues the cure. Notwithstanding any contrary language contained in this Section 14.1.2, Tenant is not entitled to any notice or cure period before an uncurable breach of this Lease (or failure) becomes an Event of Default.

14.1.3Misrepresentation.

The existence of any material misrepresentation or om1ss1on in any financial statements, correspondence or other information provided to Landlord by or on behalf of Tenant or any Guarantor in connection with (a) Tenant's negotiation or execution of this Lease; (b) Landlord's evaluation of Tenant as a prospective tenant at the Shopping Center; (c) any proposed or attempted Transfer; or (d) any consent or approval Tenant requests under this Lease.

14.1.4Guaranty Default.

Guarantor's default (beyond any applicable notice and grace periods) under any guaranty now or after the Effective Date securing all or any part of Tenant's obligations under this Lease.

14.1.5Other Defaults.

(a.)Tenant makes a genera! assignment or general arrangement for the benefit of creditors; (b) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by Tenant; (c) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed against Tenant and is not dismissed within 90 days; (d) a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within 60 days; or (e) substantially all of Tenant's assets, substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure not discharged within 30 days.

14.2Remedies.

Upon the occurrence of any Event of Default, Landlord, at any time and from time to time, and without preventing Landlord from exercising any other right or remedy, may exercise any one or more of the following remedies:

14.2.1Termination of Tenant's Possession; Re-entry and Reletting Right.

Terminate Tenant's right to possess the Premises by any lawful means with or without terminating this Lease, in which event Tenant will immediately surrender possession of the Premises to Landlord. Unless Landlord specifically states that it is terminating this Lease, Landlord's termination of Tenant's right to possess the Premises is not to be construed as an election by Landlord to terminate this Lease or Tenant's obligations and liabilities under this Lease. In such event, this Lease continues in full force and effect (except for Tenant's right to possess the Premises) and Tenant continues to be obligated for and must pay all Rent as and when due under this Lease. lf Landlord terminates Tenant's right to possess the Premises, Landlord is not obligated to but may re-enter the Premises and remove all persons and property from the Premises. Landlord may store any property Landlord removes from the Premises in a public warehouse or elsewhere at the cost and for the account of Tenant. Upon such re-entry, Landlord is not obligated to but may relet all or any part of the Premises to a third party or parties for Tenant's account. Tenant is immediately liable to Landlord for all Re-entry Costs and must pay Landlord the same within five days after Landlord's notice to Tenant. Landlord may relet the Premises for a period shorter or longer than the remaining Term. lf Landlord relets all or any part of the Premises, Tenant will continue to pay Rent when due under this Lease and Landlord will refund to Tenant the Net Rent Landlord actually receives from the reletting up to a maximum amount equal to the Rent Tenant paid that came due after Landlord's reletting. If the Net Rent Landlord actually receives from reletting exceeds such Rent, Landlord will apply the excess sum to future Rent due under this Lease. Landlord may retain any surplus Net Rent remaining at the expiration of the Term.

14.2.2Termination of Lease.

If this Lease is so terminated, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the present value of the excess, .if any, of (1) the Basic Rent for the remaining portion of the Term (had the Term not been terminated prior to the date of expiration stated in the Basic Terms) plus the unamortized balance of any rent abatements, brokers' fees and commissions, attorneys' fees and costs, and all reimbursements, construction allowances and other costs incurred by Landlord to improve the Premises, over (2) the fair rental value of the Premises for such period, after deductions of all estimated costs of reletting for said period, discounted at a rate of six percent (6%) per annum. It is agreed by the parties that the actual damages which might be sustained by Landlord by reason of Tenant's default hereunder are uncertain and difficult to ascertain, and that the foregoing measure of damages is fair and reasonable.

14.2.3Self Help.

Perform the obligation on Tenant's behalf without waiving Landlord's rights under this Lease, at law or in equity and without releasing Tenant from any obligation under this Lease. Tenant will pay to Landlord, as Additional Rent, all sums Landlord pays and obligations Landlord incurs on Tenant's behalf under this section.

14.2.4Other Remedies.

Any other right or remedy available to Landlord under this Lease, at law or in equity; provided, however, that in no event is Tenant liable to Landlord or any other person for consequential, special or punitive damages, including, without limitation, lost profits.

14.3Costs.

Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to an Event of Default, regardless whether suit is commenced or judgment is entered. Such loss includes all reasonable legal fees, costs and expenses (including paralegal fees and other professional fees and expenses) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord's rights or remedies or otherwise protecting Landlord's interests under this Lease. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord's fees, expenses and damages, including, hut not limited to, reasonable attorneys' fees and paralegal and other professional fees and expenses, Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant, including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

14.4Waiver and Release by Tenant.

Tenant waives and releases all Claims Tenant may have resulting from Landlord's re-entry and taking possession of the Premises by any lawful means and removing and storing Tenant's property as permitted under this Lease, regardless whether this Lease is terminated, and, to the fullest extent allowable under the Laws, Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties and the Landlord Affiliated Entities from and against any and all Claims occasioned by Landlord's lawful re-entry of the Premises and disposition of Tenant's property. No such reentry is to be considered or construed as a forcible entry by Landlord.

14.5Landlord's Default.

If Landlord defaults in the performance of any of its obligations under this Lease, Tenant will notify Landlord of the default and Landlord will have 30 days after receiving such notice to cure the default. If Landlord is not reasonably able to cure the default within a 30 day period, Landlord will have an additional reasonable period of time to cure the default as long as Landlord commences the cure within the 30 day period and thereafter diligently pursues the cure. In no event is Landlord liable to Tenant or any other person for consequential, special or punitive damages, including, without limitation, lost profits.

14.6No Waiver.

Except as specifically set forth in this Lease, no failure by Landlord or Tenant to insist upon the other party's performance of any of the terms of this Lease or to exercise any right or remedy upon a breach thereof, constitutes a waiver of any such breach or of any breach or default by the other party in its performance of its obligations under this Lease. No acceptance by Landlord of full or partial Rent from Tenant or any third party during the continuance of any breach or default by Tenant of Tenant's performance of its obligations under this Lease constitutes Landlord's waiver of any such breach or default. Except as specifically set forth in this Lease, none of the terms of this Lease to be kept, observed or performed by a party to this Lease, and no breach thereof, are waived, altered or modified except by a written instrument executed by the other party. One or more waivers by a party to this Lease is not to be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from a party to this Lease or in a letter accompanying a payment check is binding on the other party. The party receiving the check, with or without notice to the other party, may negotiate such check without being bound to the conditions of any such statement.

ARTICLE 15
CREDITORS; ESTOPPEL CERTIFICATES

15.1Subordination-Non Disturbance.

This Lease, all rights of Tenant in this Lease, and all interest or estate of Tenant in the Shopping Center, is subject and subordinate to the lien of any Mortgage. Tenant, on Landlord's demand, will execute and deliver to Landlord or to any other person Landlord designates any instruments, releases or other documents reasonably required to confirm the self-effectuating subordination of this Lease as provided in this section to the lien of any

Mortgage. The subordination to any future Mortgage provided for in this section is expressly conditioned upon the mortgagee's agreement that as long as Tenant is not in default in the payment of Rent or the performance and observance of any covenant, condition, provision, term or agreement to be performed and observed by Tenant under this Lease, beyond any applicable grace or cure period this Lease provides Tenant, the holder of the Mortgage will not disturb Tenant's rights under this Lease. The lien of any existing or future Mortgage will not cover Tenant's moveable trade fixtures or other personal property of Tenant located in or on the Premises.

15.2Attornment.

If any ground lessor, holder of any Mortgage at a foreclosure sale or any other transferee acquires Landlord's interest in this Lease, the Premises, the Buildings or the Shopping Center, Tenant will attorn to the transferee of or successor to Landlord's interest in this Lease, the Premises, the Buildings or the Shopping Center (as the case may be) and recognize such transferee or successor as landlord under this Lease. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

15.3Mortgagee Protection Clause.

Tenant will give the holder of any Mortgage, by certified mail and at the same time as Tenant notifies Landlord, a copy of any notice of default Tenant serves on Landlord, provided that Landlord or the holder of the Mortgage previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of such holder. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then Tenant will provide written notice of such failure to such holder and such holder will have an additional 15 days within which to cure the default. If the default cannot be cured within the additional 15 day period, then the holder will have such additional time as may be necessary to effect the cure if, within the 15 day period, the holder has commenced and is diligently pursuing the cure (including without limitation commencing foreclosure proceedings if necessary to effect the cure).

15.4Estoppel Certificates.

15.4.1Contents.

Upon Landlord's written request, Tenant will execute, acknowledge and deliver to Landlord a written statement certifying: (a) that this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been any modifications, that the Lease is in full force and effect, as modified, and stating the modifications); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Rent and the time period covered by such payment; (d) whether there are then existing any breaches or defaults by Landlord under this Lease known to Tenant, and, if so, specifying the same; and (e) specifying any existing claims or defenses in favor of and known to Tenant against the enforcement of this Lease (or of any guaranties). Tenant will deliver the statement to Landlord within 10 Business Days after Landlord's request. Landlord may give any such statement by Tenant to any lender, prospective lender, investor or purchaser of all or any part of the Shopping Center and any such party may conclusively rely upon such statement as true and correct.

15.4.2Failure to Deliver.

If Tenant does not timely deliver the statement referenced in Section 15.4.1 to Landlord, Landlord may execute and deliver the statement to any third party on behalf of Tenant and Landlord and any lender, prospective lender, investor or purchaser may conclusively presume and rely, except as otherwise represented by Landlord, (a) that the terms and provisions of this Lease have not been changed; (b) that this Lease has not been canceled or terminated; (c) that not more than one month's Rent has been paid in advance; and (d) that Landlord is not in default in the performance of any of its obligations under this Lease. In such event, Tenant is estopped from denying the truth of such facts.

ARTICLE 16
TERMINATION OF LEASE

16.1Surrender of Premises.

Tenant will surrender the Premises to Landlord at the expiration or earlier termination of this Lease in good order, condition and repair, reasonable wear and tear, permitted Alterations and damage by casualty or condemnation excepted, and will surrender all keys to the Premises to Property Manager or to Landlord at the place then fixed for Tenant's payment of Basic Rent or as Landlord or Property Manager otherwise direct. Tenant will also inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises, the Buildings or in the Shopping Center. Tenant will at such time remove all of its property from the Premises and, if Landlord so requires, all specified Alterations and improvements Tenant placed on the Premises. Tenant will promptly repair any damage to the Premises caused by such removal. If Tenant does not surrender the Premises in accordance with this section on or before the date which is the later of (a) the expiration of the Term, and (b) the date thirty (30) days after the date Landlord notifies Tenant that Landlord has entered into a letter of intent or lease with respect to any portion of the Premises, Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord) protect and hold harmless Landlord and the Landlord Affiliated Entities from and against any Claim resulting from Tenant's delay in so surrendering the Premises, including, without limitation, any Claim made by any succeeding occupant founded on such delay. All property of Tenant not removed on or before the last day of the Term is deemed abandoned. Tenant appoints Landlord as Tenant's agent to remove, at Tenant's sole cost and expense, all of Tenant's property from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant, and Landlord will not be liable for damage, theft, misappropriation or loss thereof or in any manner in respect thereto.

16.2Holding Over.

If Tenant possesses the Premises after the Term expires or is otherwise terminated without executing a new lease, Tenant is deemed to be occupying the Premises without claim of right (but subject to all terms and conditions of this Lease) and, in addition to Tenant's liability for failing to surrender possession of the Premises as provided in Section 16.1, Tenant will pay Landlord a charge for each day of occupancy after expiration of the Term in an amount equal to one hundred twenty-five percent (125%) of Tenant's then-existing Rent (on a daily basis).

ARTICLE 17
ADDITIONAL PROVISIONS

17.1Initial Improvements.

17.1.1Landlord's Improvements.

Landlord shall ensure that the roof structure will have a mechanical zone above the Premises in a location in the structural zone of the roof specified by Landlord' s architect and approved by Tenant (such approval not to be unreasonably withheld, conditioned or delayed) within which all rooftop HVAC units serving the Premises must be located by Tenant, and Landlord shall install isolation curb adapters to the existing HVAC units serving the Premises, provided that if the actual out-of-pocket cost reasonably incurred by Landlord for such installation exceeds $21,175.00, then Tenant shall reimburse Landlord for such excess cost upon demand and delivery to Tenant of reasonably detailed bills and invoices showing such costs. Landlord shall reimburse Tenant, in an amount not to exceed $251,530.00 (which amount is in addition to, and not included in, the Allowances set forth in Item 6 of the Basic Terms of the Lease), for the out-of-pocket costs actually incurred by Tenant for the purchase, delivery and installation of City-Multi units serving the Premises, which reimbursement shall be subject to satisfaction of the requirements set forth in Section 3.03 of EXHIBIT "E". All HVAC work, including all installation of roof top units, curbs, distribution ductwork, registers, grilles, thermostats, electric to roof top equipment, and all other components shall be provided by Tenant in accordance with the approved Tenant's Drawings and shall be performed subject to the conditions and limitations set forth in EXHIBIT "E". In addition, Landlord shall provide electrical conduit to the existing landscape planter for Tenant to use in connection with the installation of an electric vehicle charging station, it being understood that Tenant shall be responsible for making all electrical connections for such electric vehicle charging station to Tenant's electrical panel. Any other rooftop HVAC units or equipment installed by Landlord directly above the Premises during the Term of this Lease shall be placed in locations within the structural zone of the roof approved by Tenant, such approval not to be unreasonably withheld, conditioned or delayed, and any such HVAC units shall be installed with spring isolators and sound attenuation insulation similar to or better than the HVAC units serving the Premises.

17.1.2Tenant's Improvements.

Tenant shall perform Tenant's Work at Tenant's sole cost and expense, subject to and in accordance with the conditions and limitations set forth in EXHIBIT "E" attached hereto and made a part hereof. Tenant agrees to accept possession of the Premises on the Delivery Date and to proceed with due diligence to perform Tenant's Work, and to install its fixtures, furniture and equipment subject to all the terms, covenants and conditions of this Lease other than payment of rent.

ARTICLE 18
MISCELLANEOUS PROVISIONS

18.1Notices.

All Notices must be in writing and must be sent by personal delivery, United States registered or certified mail (postage prepaid) or by an independent overnight courier service, addressed to the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice given in accordance with this section. Notices given by mail are deemed effective three Business Days after the party sending the Notice deposits the Notice with the United States Post Office. Notices delivered by courier are deemed effective on the next Business Day after the day the party delivering the Notice timely deposits the Notice with the courier for overnight (next day) delivery. Attorneys for Landlord and Tenant are authorized to give notices for and on behalf of such parties, and Landlord's property manager and construction coordinator are authorized to give notices for and on behalf of Landlord. Payments to be made hereunder shall be deemed received only upon actual receipt by the payee.

18.2Transfer of Landlord's Interest.

If Landlord transfers or conveys the Building, the grantor is automatically released from and after the date of such transfer or conveyance from obligation or liability of Landlord under this Lease, provided the transferee shall be deemed to have assumed Landlord's obligations under this Lease, subject to and in accordance with the conditions and limitations set forth herein. The grantor will transfer to the grantee at the time of the transfer or conveyance any security deposit grantor holds in which Tenant has an interest to be held or applied by the grantee in accordance with this Lease. Landlord's covenants and obligations in this Lease bind each successive Landlord only during and with respect to its respective period of ownership. However, notwithstanding any such Transfer, the transferor remains entitled to the benefits of Tenant's indemnity and insurance obligations (and similar obligations) under this Lease with respect to matters arising or accruing during the transferor's period of ownership .

18.3Successors.

The covenants and agreements contained in this Lease bind and inure to the benefit of Landlord, its successors and assigns, bind Tenant and its successors and assigns and inure to the benefit of Tenant and its permitted successors and assigns.

18.4Captions and Interpretation.

The captions of the articles and sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular.

18.5Relationship of Parties.

This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant other than that of landlord and tenant.

18.6Entire Agreement; Amendment.

The Basic Terms and all exhibits, addenda and schedules attached to this Lease are incorporated into this Lease as though fully set forth in this Lease and together with this Lease contain the entire agreement between the parties with respect to the improvement and leasing of the Premises. All prior and contemporaneous negotiations, including, without limitation, any letters of intent or other proposals and any drafts and related correspondence, are merged into and superseded by this Lease. No subsequent alteration, amendment change or addition to this Lease (other than to the Building Rules) is binding on Landlord or Tenant unless it is in writing and signed by the party to be charged with performance.

18.7Severability.

If any covenant, condition, provision, term or agreement of this Lease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Lease, will not be affected by such holding, and will remain valid and in force to the fullest extent permitted bylaw.

18.8Landlord's Limited Liability.

Tenant will look solely to Landlord's interest in the Building for recovering any judgment or collecting any obligation from Landlord or any other Landlord Party. Tenant agrees that neither Landlord nor any other Landlord Party will be personally liable for any judgment or deficiency decree.

18.9Survival.

All of Tenant's obligations under this Lease (together with interest on payment obligations at the Maximum Rate) accruing prior to expiration or other termination of this Lease survive the expiration or other termination of this Lease. Further, all of Tenant's release, indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease, without limitation.

18.10Attorneys'Fees.

If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action is entitled to recover all of its costs and expenses (including, but not limited to, reasonable attorneys' fees, costs and expenditures) from the nonprevailing party.

18.11Brokers.

Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Lease (except as may be specifically set forth in the Basic Terms) and releases and will indemnify, defend and hold the other harmless from and against any Claim based on the failure or alleged failure to pay any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) and from any cost, expense or liability for any compensation, commission or changes claimed by any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) claiming by, through or on behalf of it with respect to this Lease or the negotiation of this Lease. Landlord will pay any brokers named in the Basic Terms in accordance with the applicable listing agreement for the Building.

18.12Governing Law.

This Lease is governed by, and must be interpreted under, the internal laws of the State. Any suit arising from or relating to this Lease must be brought in the County or, if the suit is brought in federal court, in any federal court appropriate for suits arising in the County; Landlord and Tenant waive the right to bring suit elsewhere.

18.13Time is of the Essence.

Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

18.14Joint and Several Liability.

All parties signing this Lease as Tenant and any Guarantor(s) of this Lease are jointly and severally liable for performing all of Tenant's obligations under this Lease.

18.15Tenant's and Guarantor's Organizational Documents; Authority.

If Tenant or Guarantor, if any, is an entity, Ten ant, within 10 days after Landlord's written request, will deliver or cause to be delivered to Landlord (a) Certificate(s) of Good Standing from the state of formation of Tenant and Guarantor, if any, and, if different, the State, confirming that Tenant and Guarantor, if any, is in good standing under the laws governing formation and qualification to transact business in such state(s); and (b) a resolution of Tenant and Guarantor, if any, with Secretary's and Incumbency Certificate, authorizing Tenant's execution of this Lease or Guaranty, as applicable, and the person signing the Lease and Guaranty on Tenant's and Guarantor's, if any, behalf to sign the Lease and Guaranty. Tenant and each individual signing this Lease on behalf of Tenant represents and warrants that they are duly authorized to sign on behalf of and to bind Tenant and that this Lease is a duly authorized obligation of Tenant. Landlord and each individual signing this Lease on behalf of Landlord represents and warrants that they are duly authorized to sign on behalf of and to bind Landlord and that this Lease is a duly authorized obligation of Landlord.

18.16Provisions are Covenants and Conditions.

All provisions of this Lease, whether covenants or conditions, are deemed both covenants and conditions.

18.17Force Majeure.

If Landlord is delayed or prevented from performing any act required in this Lease (excluding, however, the payment of money) by reason of Tenant Delay or Force Majeure, Landlord's performance of such act is excused for the longer of the period of the delay or the period of delay caused by such Tenant Delay or Force Majeure and the period of the performance of any such act will be extended for a period equivalent to such longer period.

18.18Management.

Property Manager is authorized to manage the Buildings and the Shopping Center. Landlord appointed Property Manager to act as Landlord's agent for leasing, managing and operating the Buildings and the Shopping Center . The Property Manager then serving is authorized to accept service of process and to receive and give notices and demands on Landlord's behalf.

18.19Financial Statements.

Tenant will, prior to Tenant's execution of this Lease and within 10 days after Landlord's request at any time during the Term, deliver to Landlord complete, accurate and up-to-date financial statements with respect to Tenant and any Guarantor(s) or other parties obligated upon this Lease, which financial statements must be (a) prepared according to generally accepted accounting principles consistently applied, and (b) certified by an independent certified public accountant or by Tenant's (or Guarantor's, as the case may be) chief financial officer that the same are a true, complete and correct statement of Tenant's (or Guarantor's) financial condition as of the date of such financial statements.

18.20Quiet Enjoyment.

Landlord covenants that Tenant will quietly hold, occupy and enjoy the Premises during the Term, subject to the terms and conditions of this Lease, free from molestation or hindrance by Landlord or any person claiming by, through or under Landlord, if Tenant pays all Rent as and when due and keeps, observes and fully satisfies all other covenants, obligations and agreements of Tenant under this Lease.

18.21No Recording.

Tenant will not record this Lease or a Memorandum of this Lease without Landlord's prior written consent, which consent Landlord may grant or withhold in its sole and absolute discretion.

18.22Construction of Lease and Terms.

The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease must be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of the same. Landlord's submission of this instrument to Tenant for examination or signature by Tenant does not constitute a reservation of or an option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease. The parties agree that, regardless of which party provided the initial form of this Lease, drafted or modified one or more provisions of this Lease, or compiled, printed or copied this Lease, this Lease is to be construed solely as an offer from Tenant to lease the Premises, executed by Tenant and provided to Landlord for acceptance on the terms set forth in this Lease, which acceptance and the existence of a binding agreement between Tenant and Landlord may then be evidenced only by Landlord's execution of this Lease.

18.23Development Matters.

Tenant hereby agrees and acknowledges that Landlord shall be permitted to improve or cause to be improved or to convey or lease to third parties for improvement (without the necessity of obtaining Tenant's consent) the outlots, if any, depicted on EXHIBIT "B-1", or any lots contiguous or adjacent to the Shopping Center to which legal qr equitable title is acquired by Landlord at any time during the term hereof (individually, an "Outlot", collectively, the "Outlots"), as separate and independent developments from the remainder of the Shopping Center with the understanding that the Outlots and the remainder of the Shopping Center shall nevertheless constitute an integrated shopping center and the same may not, at Landlord's election, form part of the Shopping Center. In the event of a sale, transfer or other conveyance of any of the Outlots, Landlord may enter into an agreement with the transferee granting appropriate easement and other rights, and containing such other matters as Landlord and such transferee may agree, to the extent not inconsistent with this Lease. Further, Landlord and Tenant hereby agree and acknowledge that Landlord shall be permitted to sell, transfer or otherwise convey any portion of the Shopping Center as a separate and independent development from the remainder of the Shopping Center with the understanding that any such portion and the remainder of the Shopping Center shall nevertheless constitute an integrated shopping center and the same may not, at Landlord's election, form part of the Shopping

Center. In the event of a sale, transfer or other conveyance of any portion of the Shopping Center (separate from the balance of the Shopping Center), Landlord may enter into an agreement with the transferee granting appropriate easement and other rights, and containing such other matters as Landlord and such transferee may agree, to the extent not inconsistent with this Lease.

18.24Homeland Security

Tenant represents, certifies and warrants to Landlord as follows: (i) Tenant is not named by, and is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by, any Executive Order, including without limitation Executive Order 13224, or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered by the Office of Foreign Assets Control; (ii) Tenant is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) none of the proceeds used to pay Minimum Rent and Additional Rent have been or will be derived from a "specified unlawful activity" as defined in, and Tenant is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other applicable laws regarding money laundering activities. Furthermore, Tenant agrees to immediately notify Landlord if Tenant was, is, or in the future becomes a "senior foreign political figure," or an immediate family member or close associate of a "senior foreign political figure," within the meaning of Section 312 of the USA PATRIOT Act of 2001. Notwithstanding anything in this Lease to the contrary, Tenant acknowledges and agrees that this Lease is a continuing transaction and that the foregoing representations, certifications and warranties are ongoing and shall be and remain true and in full force and effect on the date hereof and throughout the Term and that any breach thereof shall constitute an automatic Event of Default giving rise to Landlord's remedies and Tenant agrees to indemnify, defend and hold harmless Landlord, Landlord's management agent and the Landlord Affiliated Entities from and against all losses, damages, costs and expenses resulting from or relating to any breach of the foregoing representations, certification and warranties.

[SIGNATURE PAGE FOLLOWS]

Landlord and Tenant each caused this Lease to be executed and delivered by its duly authorized representative to be effective as of the Effective Date.

LANDLORD

Station Park CenterCal, LLC
a Delaware limited liability company

By: CenterCal, LLC
a Delaware limited liability company
Its: Sole Member

By: CenterCal Associates, LLC,
a Delaware limited liability company

By: /s/ Jean Paul Wardy
Its: President

TENANT:

Pluralsight, LLC
a Utah limited liability company

By: /s/ Aaron Skonnard
Name: Aaron Skonnard
Title: President/CEO

EXHIBIT "A"
DEFINITIONS
"Additional Rent" means any charge, fee or expense (other than Basic Rent) payable by Tenant under this Lease, however denoted.

"Affiliate" means any person or entity that, directly or indirectly, controls, is controlled by or is under common control with Tenant or any person or entity that acquires all or substantially all of the assets, stock or membership interests of Tenant. For purposes of this definition, "control" means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting interests of the entity.

"Alteration" means any change, alteration, addition or improvement to the Premises, the Buildings or Shopping Center.

"Bankruptcy Code" means the United States Bankruptcy Code as the same now exists and as the same may be amended, including any and all rules and regulations issued pursuant to or in connection with the United States Bankruptcy Code now in force or in effect after the Effective Date.

"Basic Rent" means the basic rent amounts specified in the Basic Terms.

"Basic Terms" means the terms of this Lease identified as the "Basic Terms" before Article I of the Lease.

"BOMA Standards" means the Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.l - 2010) approved May 26, 2010, by the American National Standards Institute, Inc., and the Building Owners and Managers Association International.

"Building" means that certain mixed-use building, depicted on the Site Plan as Building E, to be constructed on the Land and forming part of the Shopping Center.

"Buildings" means the portions of any buildings within the shopping center containing Office Space.

"Building Rules" means those certain rules attached to this Lease as EXHIBIT "D," as Landlord may amend the same from time to time.

"Business Days" means any day other than Saturday, Sunday or a legal holiday in the State.

"Business Hours" means Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 12:00 noon, excluding holidays.

"City" means Farmington, Utah.

"Claims" means all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys' fees and the costs and expenses of enforcing any indemnification, defense or hold harmless obligation under the Lease.

"Commencement Date" means the date that is the earlier of Tenant's completion of the Tenant Improvements and Tenant's opening for business in the Premises or one hundred twenty (120) days following the Delivery Date.

"Commencement Date Memorandum" means the form of memorandum attached to the Lease as EXHIBIT "C."

"Common Area" means the part of the Shopping Center designated by Landlord from time to time for the common use or benefit of the occupants of the Shopping Center, including, without limitation, parking areas, deck parking, structures, sidewalks, landscaping, curbs, loading docks, loading areas, private streets and alleys, courts, lanes, corridors, aisles, interior and exterior stairways, decorative fountains, truck service-ways and tunnels, canopies, comfort and first-aid stations, parcel pickup stations, drinking fountains, elevators, escalators and moving sidewalks, on-site and offsite detention areas, lighting facilities, hallways and other areas and improvements provided by Landlord for the common use of all occupants, and all other portions of the Shopping Center not designated for the sole use of a single occupant, with facilities appurtenant to each.

"Condemning Authority" means any person or entity with a statutory or other power of eminent domain.

"County" means Davis County, Utah.

"Effective Date" means September 20, 2013.

"Event of Default" means the occurrence of any of the events specified in Section 14.1 of the Lease.

"Floor Plan" means the floor plan attached to the Lease as EXHIBIT "B."

"Force Majeure" means acts of God; strikes; lockouts; labor troubles; inability to procure materials; inclement weather; governmental laws or regulations; casualty; orders or directives of any legislative, administrative, or judicial body or any governmental department; inability to obtain any governmental licenses, permissions or authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); and other similar or dissimilar causes beyond Landlord's or Tenant's reasonable control.

"Guarantor" means any person or entity at any.time providing a guaranty of all or any part of Tenant's obligations under this Lease.

"Hazardous Materials" means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "solid waste," or words of similar import in any federal, state or local statute, law, ordinance or regulation now existing or existing on or after the Effective Date as the same may be interpreted by government offices and agencies.

"Hazardous Materials Laws" means any federal, state or local statutes, laws, ordinances or regulations now existing or existing after the Effective Date that control, classify, regulate, list or define Hazardous Materials or require remediation of Hazardous Materials contamination.

"Land" means that certain real property depicted on the attached EXHIBIT "A."

"Landlord" means only the owner or owners of the Shopping Center at the time in question.

"Landlord Affiliated Entities" means Station Park CenterCal, LLC, a Delaware limited liability company; CenterCal, LLC, a Delaware limited liability company; California State Teacher Retirement System, a public entity; CenterCal Associates, LLC, a Delaware limited liability company; CenterCal Properties, LLC, a Delaware limited liability company; Principal Real Estate Investors, LLC, a Delaware limited liability company; Wells Fargo Bank, National Association, a national banking association, as Administrative Agent for the benefit of the Lenders; Bruning Family Trust, u/d/t October 30, 2007; Wardy Family Trust, u/d/t December 13, 2007; any bolder of any mortgage, deed of trust or similar instrument encumbering the Shopping Center; and such other entities as are named by Landlord from time to time.

"Landlord Parties" means Landlord and Property Manager and their respective officers, partners, shareholders, members and employees.

"Laws" means any law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect on or after the Effective Date and applicable to the Shopping Center or the use or occupancy of the Shopping Center, including, without limitation, Hazardous Materials Laws, and Building Rules.

"Lease" means this Office Lease Agreement, as the same may be amended or modified after the Effective Date.

"Maximum Rate" means interest at a rate equal to the lesser of (a) 18% per annum or (b) the maximum interest rate permitted by law.

"Mortgage" means any mortgage, deed of trust, ground lease, "synthetic" lease, security interest or other security document of like nature that at any time may encumber all or any part of the Shopping Center and any replacements, renewals, amendments, modifications, extensions or refinancings thereof, and each advance (including future advances) made under any such instrument.

"Net Rent" means all rental Landlord actually receives from any reletting of all or any part of the Premises, less any indebtedness from Tenant to Landlord other than Rent (which indebtedness is paid first to Landlord) and less the Re-entry Costs (which costs are paid second to Landlord).

"Notices" means all notices, demands or requests that may be or are required to be given, demanded or requested by either party to the other as provided in the Lease.

"Office Space" means any area in the Buildings now or hereafter operating, or designated for operation by Landlord, from time to time, primarily for genera! office purposes. The term "Office Space" shall not include any area used by any retail tenant for incidental office purposes.

"Permitted Encumbrances" means all Mortgages, liens, easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters now or after the Effective Date affecting title to the Shopping Center.

"Premises" means that certain space situated in the Building shown and designated on the Floor Plan and described in the Basic Terms.

"Property Manager" means the property manager specified in the Basic Terms or any other agent Landlord may appoint from time to time to manage the Shopping Center.

"Re-entry Costs" means all costs and expenses Landlord incurs re-entering or reletting all or any part of the Premises, including, without limitation, all costs and expenses Landlord incurs (a) maintaining or preserving the Premises after an Event of Default; (b) recovering possession of the Premises, removing persons and property from the Premises (including, without limitation, court costs and reasonable attorneys' fees) and storing such property; (c) reletting, renovating or altering the Premises; and (d) real estate commissions, advertising expenses and similar expenses paid or payable in connection with reletting all or any part of the Premises. "Re-entry Costs" also includes the value of free rent and other concessions Landlord gives in connection with re-entering or reletting all or any part of the Premises.

"Rent" means, collectively, Basic Rent and Additional Rent.

"Shopping Center" means the property outlined on EXHIBIT "B-1" and all improvements constructed thereon, including, without limitation, the Buildings, together with such additions, deletions and other changes as Landlord may from time to time designate for the Shopping Center, and commonly known as Station Park located in the City, County and State. Tenant acknowledges that EXHIBIT "B-1" is intended only to identify the real estate comprising the Shopping Center and the approximate boundary lines of the individual parcels and that EXHIBIT "B-1" is not to be considered or construed as a representation or covenant that the shape, size, location, number and extent of building improvements shown thereon shall be constructed.

"State" means the State of Utah.

"Structural Alterations" means any Alterations involving the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building.

"Taking" means the exercise by a Condemning Authority of its power of eminent domain on all or any part of the Shopping Center, either by accepting a deed in lieu of condemnation or by any other manner.

"Tenant" means the tenant identified in the Lease and such tenant's permitted successors and assigns. In any provision relating to the conduct, acts or omissions of "Tenant," the term "Tenant" includes the tenant identified in the Lease and such tenant's agents, employees, contractors, invitees, successors, assigns and others using the Premises or on the Shopping Center with Tenant's expressed or implied permission.

"Tenant Delay" means any delay caused or contributed to by Tenant.

"Tenant's Drawings" shall have the meaning set forth in Section 3.01 of EXHIBIT "E."

"Tenant's Improvements" means all initial improvements to the Premises as described on the approved Tenant's Drawings.

"Tenant's Work" means the construction and installation of Tenant's Improvements.

"Term" means the initial term of this Lease specified in the Basic Terms and, if applicable, any renewal term then in effect.

"Transfer" means an assignment, mortgage, pledge, transfer, sublease, license, or other encumbrance or conveyance (voluntarily, by operation of law or otherwise) of this Lease or the Premises or any interest in this Lease or the Premises. The term "Trans fer" also includes any assignment, mortgage, pledge, transfer or other encumbering or disposal (voluntarily, by operation of law or otherwise) of any ownership interest in Tenant or any Guarantor that results or could result in a change of control of Tenant or any Guarantor.

EXHIBIT "B"

FLOOR PLAN

15'-0"
23'-4"
25'-9"
96'-7"
14'-2"
15'-0"
53'-0"
69'-0"
150'-9"
19'-11"
E-200
26,563 USF
28,970 RSF
42'-6"
83'-4"

KEY PLAN
SPACE E-200

PLURALSIGHT
SPACE E-200
LEASE OUTLINE DRAWING

19 September 2013

SCALE: 0 10 20 40

N

DISCLAIMER: ALL INFORMATION AND GRAPHIC REPRESENTATION CONTAINED ON THIS DRAWING IS PRELIMINARY AND SUBJECT TO CHANGE. NO REPRESENTATION EXPRESSED OR IMPLIED AS TO THE ACCURACY OR ADEQUACY REGARDING SUCH INFORMATION IS MADE BY THE OWNER OF THE PROJECT OR ANY OTHER RESPECTIVE PARTNER OR AGENT. NONE OF THE FOREGOING PARTIES SHALL HAVE ANY LIABILITY FOR SUCH ERRORS, OMMISSIONS, INCOMPLETENESS OR INACCURACIES. ANY PERSON OR ENTITY REVIEWING THIS SHOULD MAKE THEIR OWN INDEPENDENT INVESTIGATION OF THE INFORMATION CONTAINED HEREIN

CENTERCAL
PROPERTIES, LLC

STATION PARK

FARMINGTON, UTAH

B-1

100472/00096/22957790/9

EXHIBIT "B-1"

SITE PLAN

LEGEND
SHOPPING CENTER BOUNDARY
PREMISES
ELECTRIC CAR PARKING STALLS
PARK LANE
SR-89
INTERSTATE 15
LEGACY HIGHWAY
PREMISES
ELECTRIC CAR PARKING STALLS
CLARK LANE
ENLARGED PLAN
ELECTRIC CAR PARKING STALLS

CENTERCAL PROPERTIES, LLC

STATION PARK

FARMINGTON, UTAH

PLURAL SIGHT
SPACE E-200
SITE PLAN EXHIBIT

19 September 2013

SCALE: NOT TO SCALE

B-2

100472/00096/22957790/9

EXHIBIT "C"
COMMENCEMENT DATE MEMORANDUM
THIS MEMORANDUM is made and entered into as of___________________________________, 201__, by and between Station Park CenterCal, LLC, a Delaware limited liability company ("Landlord"), and Pluralsight, LLC, a Utah limited liability company ("Tenant").

RECITALS:

A.By that certain Multi-Tenant Office Lease Agreement dated as of _____________, 201 ("Lease"), Landlord leased to Tenant, and Tenant leased from Landlord, certain premises ("Premises") located in the development commonly known as "Station Park" in Farmington, Utah ("Building").

B.Landlord and Tenant desire to confirm the Commencement Date and the date the Term of the Lease expires.

C.Unless otherwise provided herein, all capitalized terms not otherwise defined in this Memorandum have the meanings ascribed to them in the Lease.

ACKNOWLEDGMENTS:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.The Commencement Date under the Lease is_____________.

2.The Term of the Lease expires on _____________, unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease.

3.The rentable area of the Premises is square feet.

4.Tenant shall exercise its right to the first Renewal Term, if at all, before_____________subject to the conditions and limitations set forth in Section 1.2.4 of the Lease.

5.This Memorandum may be executed in counterparts, each of which is an original and all of which constitute one instrument.

[Signature page follows.]

Landlord and Tenant each caused this Lease to be executed and delivered by its duly authorized representative to be effective as of the Effective Date.

LANDLORD

Station Park CenterCal, LLC
a Delaware limited liability company

By: CenterCal, LLC
a Delaware limited liability company
Its: Sole Member

By: CenterCal Associates, LLC,
a Delaware limited liability company

By:

Its:

TENANT:

Pluralsight, LLC
a Utah limited liability company

By:

Name:

Title:

EXHIBIT "D"
BUILDING RULES
1.Tenant, its agents, employees, contractors, licensees, customers and invitees must not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in and about the Building which are used in common with other tenants and their agents, employees, contractors, licensees, customers and invitees, and which are not a part of the Premises. Tenant must not place objects against glass partitions or doors or windows which would be unsightly from the Building corridors or from the exterior of the Building, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Building or elsewhere and must not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Building.

2.Unless expressly permitted by Landlord, Tenant must not attach any lock to any door or window or make or cause to be made any keys for any door other than those provided by Landlord. If Tenant desires more than two keys for one lock, Landlord may provide the same upon payment by Tenant. Upon termination of this Lease or of Tenant's right to possess the Premises, Tenant must provide Landlord with all combinations to safes, cabinets and vaults.

3.Tenant must install any carpeting cemented down by Tenant with a releasable adhesive. If Tenant violates the foregoing, Landlord may charge its costs to remove the carpet to Tenant.

4.Tenant must not allow any vehicle, or any dog, other than guide dogs for the visually impaired, or other animal in the offices, halls, corridors, or elsewhere in the Building.

5.Tenant must not throw anything out of the door or windows, or down any passageways or elevator shafts.

6.Canvassing, soliciting, and peddling in the Building is prohibited and each Tenant must cooperate to prevent the same.

7.Vending machines must not be installed without Landlord's permission.

8.Smoking and the use of any tobacco product is prohibited in the Building.

9.Tenant, its agents, employees, contractors, licensees, customers and invitees must, when using the common parking facilities, if any, in and around the Building, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any improperly parked vehicle. All vehicles are parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles. No vehicle may be parked overnight. Tenant, its servants, employees, customers, invitees and guests must not park any trailers, boats or tractors in the common parking facilities.

10.At all times, (a) persons may enter the Building only in accordance with Landlord's regulations, persons entering or departing from the Building may be questioned as to their business in the Building, and (c) all entries into and departures from the Building must take place through such one or more entrances as Landlord from time to time designates; provided, however, anything herein to the contrary notwithstanding, Landlord is not liable for any Jack of security in respect to the Building whatsoever. Landlord reserves the right to require Tenant to use an identification card or other access device to access the Building and the right to require persons entering the Building to register the hour of entry and departure, nature of visit and other information Landlord determines is necessary for security in the Building. Landlord will normally not enforce clauses (a), (b) and (c) above from 6:00 a.m. to 9:00 p.m., Monday through Friday, and from 7:00 a.m. to 6:00 p.m. on Saturdays and Sundays, but it reserves the right to do so or not to do so at any time at its sole discretion. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the

D-1

Building and the property therein. In no case is Landlord liable for damages for any error or other action taken with regard to the admission to or exclusion from the Building of any person.

11.Tenant must lock all entrance doors to the Premises when the Premises are not in use.

12.Wherever in these Building Rules and Regulations the word "Tenant" occurs, it is understood and agreed that such term includes Tenant's agents, employees, contractors, licensees, customers and invitees. Wherever the word "Landlord" occurs, it is understood and agreed that such term includes Landlord's assigns, agents, employees and contractors.

13.Tenant must observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord may from time to time adopt.

D-2

EXHIBIT "D-1"

SHOPPING CENTER USE RESTRICTIONS

Tenant shall not use the Shopping Center in whole or in part, for any of the following purposes:

(a)Warehouse, or for any assembling (other than the incidental assembly of prefabricated furniture), manufacturing (other than cooking, baking and other preparation of food products for sale and incidental refinishing of furniture, and other than lens grinding, lens finishing, and eye glass fabrication and repair), distilling (other than any retail microbrewery), refining, smelting, agricultural (other than the sale of agricultural products and the preparation thereof for sale) or industrial or mining operations;

(b)"Dollar Store"; "Second-hand" thrift store whose principal business is selling discounted and used merchandise (other than an arcade, video, compact disc, novelty, entertainment or similar resale store of a first-class type and nature typically found at first-class shopping centers in major urban markets in the western United States) such as a salvation army type store, "goodwill" type store, or similar businesses;

(c)Mobile home park, trailer court, labor camp, junk yard, or stock yard (except that this provision shall not prohibit the temporary use of construction trailers during any periods of construction, reconstruction or maintenance);

(d)Dumping, disposing, incinerating, or reducing of garbage (exclusive of dumpsters for the temporary storage of garbage and any garbage compactors, in each case which are regularly emptied so as to minimize offensive odors);

(e)Fire, going out of business, relocation, bankruptcy or similar sales (unless pursuant to court order);

(f)Central laundry, dry cleaning plant, or laundromat; provided, however, this restriction shall not apply to any dry cleaning facility providing on-site services oriented to pickup and delivery by the ultimate customer, including nominal supporting facilities, or to laundry facilities for any tenant or occupant of the Shopping Center for such tenant's or occupant's own towels, linens, and uniforms used in its premises;

(g)Selling, displaying, leasing or repairing automobiles, trucks, trailers, or recreational vehicles;

(h)Any skating rink, night club, dance hall or gymnasium (other than small fitness centers, such as a "Curves for Women" or yoga studio);

(i)Funeral home or mortuary;

(j)"Adult only" store for the sale or rental of pornographic material or other sexually explicit material (provided that this restriction shall not preclude the sale or rental of X rated or "NR" rated or similar materials as an incidental part of the operation of bookstores or other multi-media or consumer electronics stores);

(k)Flea market;

(l)Car wash; provided however, a car wash shall be permitted as part of a service station/mini-mart operation;

(m)Operation whose principal use is a massage parlor except that Declarant shall be permitted to lease to massage parlors in the Shopping Center such as a "Massage Envy" or a similar user;

and provided this restriction shall not prohibit massages in connection with a beauty salon or health club or athletic facility;

(n)Tattoo parlor;

(o)Any church, synagogue, mosque or other place or religious worship; provided, however, that the foregoing shall not prohibit usage of any movie theatre which is limited to the rental or licensing of space within the movie theatre to a religious institution for purposes of conducting religious services, and not for any full time use of the movie theatre or any portion thereof as a church, synagogue, mosque or other place of religious worship; school (other than (i) cooking and other home economic classes conducted by any grocery store tenant or occupant of the Shopping Center, (ii) a post-secondary educational facility for office uses and/or an educational facility providing specialized tutoring, testing, assessment and/or supplemental education services, (iii) meetings, training sessions, instructional classes and the like conducted in one or more movie theatre auditoriums); auditorium, meeting hall or other place of public assembly;

(p)Amusement or arcade type games (except as part of an upscale restaurant such as Dave & Busters, and except if located outside the "Restricted Area" depicted on the Site Plan);

(q)"bulk" candy store, ice cream or yogurt store, or popcorn store (except if located outside the "Restricted Area" depicted on the Site Plan);

(r)Sale or rental of video tapes (except this restriction shall not restrict Barnes & Noble from the sale or rental of video tapes, nor the sale or rental of video tapes by other retailers if such activity constitutes less than 10% of the total revenues of such retailer);

(s)Bowling alley within five hundred (500') feet of the "Theatre" depicted on the Site Plan (excluding upscale bowling alley operators such as Lucky Strike or Dave & Busters, if such upscale bowling alley is located north of the "Permitted Bowling Area" depicted on the Site Plan), or within five hundred (500') feet of "Restricted Area B" depicted on the Site Plan;

(t)Bingo parlor,

(u)bar or lounge (except as part of a restaurant which derives at least fifty percent (50%) of its sales from the sale of food), or wine bar which either (a) contains 2,500 square feet or less if located south of the "Permitted Bowling Area" depicted on the Site Plan, or (b) is located in the Permitted Bowling Area, provided that no wine bar shall be located in the "Restricted Area" depicted on the Site Plan;

(v)liquor store, a post office operated by the United States Postal Service, or billiard or pool hall (except as part of an upscale restaurant such as Dave & Busters);

(w)Except as otherwise permitted by Landlord, residential purposes (other than a hotel);

(x)Theatre (other than the theatre depicted on the Site Plan);

(y)Veterinary services or pet vaccination clinic or overnight stay pet facilities (except as an incidental use in conjunction with the operation of a national or regional pet store retailer, provided such pet store retailer is not located within one hundred fifty (150) feet of the front and side perimeter walls of the "Restricted Area B");

(z)Unless otherwise permitted by Landlord, no tenant or occupant of the Shopping Center shall be permitted to operate in its premises primarily (i.e. fifty-percent (50%) or more of the Leasable Floor Area of such tenant or occupant) for the rental of prerecorded audio or video merchandise or electronic games software and technological evolutions thereof; provided, however, the foregoing restriction shall not apply to: (A) a tenant or occupant of the Shopping Center operating: (i) in fifteen hundred (1,500) square feet of Leasable Floor Area or less, or (ii) in fifteen thousand (15,000) square feet of Leasable Floor Area or more, or (iii) primarily as a bookstore, or (B) as a Game Stop or other similar retailer;

(aa)Unless otherwise permitted by Landlord, no space shall be operated by a nationally branded store with more than five thousand (5,000) stores who sells genera! merchandise with a price point in which eighty five percent (85%) of the merchandise of variable prices is under Ten and 00/l00's Dollars ($10.00), specifically excluding Dollar Tree and Dollar Genera! or any single price point retailer;

(bb)A library or reading room;
(cc)A meeting hall;
(dd)A day-care facility, indoor children's recreational facility, or other amusement or entertainment facility;

(ee)A check cashing facility;

(ff).An amusement park or carnival;
(gg)A banquet facility;
(hh)An animal raising or anima! storage facility (except where incidental to a full-line retail pet supply operation);

(ii)A pawn shop;

(jj)Drilling for and/or removal of subsurface substances;

(kk)A facility related to the occult sciences, including, without limitation, palm readers, astrologers, fortune tellers, tea leaf readers or prophets;

(ll)A frozen food locker or sales facility;
(mm)A milk distribution center;
(nn)A governmental facility;

(oo)A recruiting center or employment center;

(pp)A so-called "off-track betting" operation, card room, casino, gambling operation; and
(qq)A store specializing in the sale of drug paraphernalia.

EXHIBIT "E"
CONSTRUCTION PROCEDURES
ARTICLE 1.00 GENERAL DESIGN AND CONSTRUCTION CRITERIA

1.01Tenant is responsible for letting contracts relating to the construction and installation of the Tenant's Improvements, supervision and completion of Tenant's Work and payment therefor, procurement of all permits and permissions related to Tenant's Work, compliance with the requirements of all authorities having jurisdiction and with conditions contained herein, and payment of all fees and charges incurred in connection therewith, including, without limitation, all so-called system development charges and traffic impact fees with respect to the Premises. Tenant shall furnish Landlord for Landlord's prior approval names and addresses of all contractors and subcontractors who shall perform Tenant's Work, copies of all contracts and subcontracts, and copies of all necessary permits, licenses and approvals; provided, however, Tenant's genera! contractor shall utilize Landlord's base building subcontractors for mechanical, electrical and plumbing work. On the Delivery Date, Landlord shall deliver the Premises in compliance with all applicable laws, with all utilities and systems in good working order.

1.02Landlord reserves the right to withhold authorization for Tenant's Work to proceed until furnished with reasonable evidence that Tenant has made provision to pay the full cost of the work and to discharge any liens that may arise therefrom.

1.03Tenant shall impose and enforce all terms hereof on any architect engineer, designer, contractor and workmen engaged by Tenant, its contractors and subcontractors.

1.04Tenant shall comply with that certain Tenant Criteria Manual dated April, 2011 (the "Handbook"), a copy of which has previously been provided to Tenant and is hereby incorporated by reference. In the event of any conflict between the terms of this Exhibit E and the Handbook, the terms of the Handbook shall govern and control.

ARTICLE 2.00 OTHER WORK OF LANDLORD

2.01Tenant acknowledges that Landlord may be carrying out certain other work in the Premises and the Shopping Center at the time that Tenant's Work is being carried on and that such work by Landlord can only be undertaken at the same time as or subsequent to work done by Tenant and that certain work (including correction of deficiencies) may be undertaken or completed subsequent to the Delivery Date.

ARTICLE 3.00 TENANT'S DRAWINGS; CONSTRUCTION ALLOWANCE

3.01On or before October 15, 2013, Tenant shall prepare and furnish to Landlord, at Tenant's cost and expense, in compliance with applicable laws, statutes, ordinances and codes, a complete set of interior store finish working drawings ("Tenant's Drawings") which Tenant's Drawings shall include, without limitation, floor plans, interior elevations, details of any special installation which will affect the Building or perimeter walls of the Premises, complete plans for all mechanical, plumbing and electrical work including details of underfloor surfaces, specifications for all materials, finishes and other work, and performance characteristics for fixtures and equipment. Where applicable, Tenant's Drawings shall include sections and elevations for tenant entries, details of entry signage (which conform to Landlord's sign criteria), reflected ceiling plans, and changes in sprinkler head locations. Tenant's Drawings shall be full and complete in all respects as may be necessary for construction and determination of the specific scope of Tenant's Work. Tenant's Drawings shall be certified (sealed) by an architect duly registered in the state where the Premises is located.

3.02After Tenant submits Tenant's Drawings to Landlord, Landlord shall have ten (10) business days to approve or disapprove Tenant's Drawings, and in the event Landlord does not approve the same, Landlord shall advise Tenant of Landlord's comments to Tenant's Drawings. Failure by Landlord to approve or disapprove Tenant's Drawings within five (5) business days following Tenant's written reminder notice to Landlord that Landlord failed to respond within the time limits prescribed herein shall constitute an approval by Landlord. In the event Landlord disapproves Tenant's Drawings, Tenant shall incorporate Landlord's comments into Tenant's Drawings within ten (10) days from receipt thereof and resubmit the same to Landlord, who shall have ten (10) days to approve or disapprove the revised Tenant's Drawings. In the event Landlord does not approve the same, the procedures set forth herein shall be followed until such time as Landlord has approved the revised Tenant's Drawings.

Tenant's Drawings shall be approved by Landlord and Tenant by affixing thereon the signature or initials of an authorized officer or employee of each of the respective parties hereto and shall be incorporated by reference as Exhibit E-1. The signature of an authorized officer or employee shall be deemed conclusive evidence of the approval indicated by such signature. Landlord and Tenant agree to appoint competent personnel to work with the other party in the preparation of Tenant's Drawings.

In the event Tenant desires or is required to modify or change Tenant's Drawings after the same have been approved in the manner provided above, Tenant shall submit such modifications or changes to Landlord for review and consideration and the procedures governing approval of Tenant's Drawings shall apply to any such modifications or changes.

Any approval by Landlord of any of Tenant's Drawings shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of Tenant's Drawings, or the improvements to which they relate, for any reason, purpose or condition, but such approval shall merely be the consent of Landlord, as may be required hereunder, in connection with performance of Tenant's Work in accordance with Tenant's Drawings.

3.03Notwithstanding anything to the contrary contained in Exhibit C, upon fulfillment of all of the conditions precedent set forth below, Landlord shall contribute: (a) the Construction Allowance (set forth in item 6 of the Basic Terms of the Lease) to apply toward Tenant's Improvements, excluding the Restroom Work and the Entryway Work, but specifically including any final ductwork, controls, stand-alone air conditioning for server rooms, etc. for the HVAC system; (b) the Restroom Allowance (set forth in item 6 of the Basic Terms of the Lease) to apply towards the Restroom Work; and (c) the Entryway Allowance (set forth in item 6 of the Basic Terms of the Lease) to apply towards the Entryway Work. Said sums are hereinafter collectively referred to as the "Allowances." Said sums for the Allowances shall not in any event apply toward Tenant's trade fixtures, personal property, or signs. The Allowances shall be payable within thirty (30) days from the date Tenant's Improvements, including the Restroom Work and the Entryway Work, is completed in accordance with the terms of this Lease and Tenant has submitted to Landlord a written statement requesting such payment, provided that at the time of such request and scheduled payment:

(a)Tenant shall not be in default of this Lease;

(b)The Premises shall be open for business and Tenant shall be operating the same in accordance with the provisions of Article IV of the Lease;

(c)No liens shall have been filed and appropriate waivers, affidavits and releases of lien shall have been received by Landlord covering all work for which payment is requested;

(d)The certificate of occupancy for the Premises shall have been issued;

(e)Tenant's architect shall have certified in writing to Landlord that Tenant's Work has been completed in accordance with Tenant's Drawings and with applicable laws, ordinances, rules, regulations and codes;

(f)Landlord has received the written affirmation from Tenant's subcontractor's as contemplated by Section 4.03, in form and substance acceptable to Landlord; and

(g)Landlord has received a complete set of "as-built" Tenant's Drawings.

In the event Landlord fails to pay Tenant the Allowance when required, Tenant shall have the right to provide a second written request to Landlord. In the event Landlord fails to pay the Allowances to Tenant within thirty (30) days following Tenant's delivery of the second written request, Tenant shall have the right to offset the amount of such Allowances against Basic Rent otherwise due under this Lease until the Allowances have been recovered in full.

ARTICLE 4.00 TENANT'S WORK

4.01At its own expense, Tenant shall provide all design, engineering, plans, specifications, drawings, permits, fees, work, labor, skill and equipment required to complete the Premises for occupancy, and shall construct the Tenant's Improvements in accordance with Tenant's Drawings, approved in the manner set forth herein.

4.02The following shall be carried out at Tenant's expense and by Landlord's contractor:

(1)all approved modifications and/or additions to the shell building structural system, roof and life safety systems, including, without limitation, installation of approved modifications and additions for the existing shell building sprinkler system, and

(2)any drilling, cutting, coring and patching for conduit, pipe sleeves, chases, duet equipment, or openings in the floors, walls, columns or roofs of the Premises which is approved by Landlord.

The following may be carried out by Tenant's contractor at Tenant's expense subject to the requirements of Section 4.03 below:

(1)all approved modifications to the shell building plumbing, heating, cooling, ventilating, exhaust, control and electrical distribution systems as installed by Landlord, and

(2)patching of building standard fireproofing, if applicable.

4.03Modifications to the shell building systems set forth in Section 4.02 and special requirements of Tenant will be considered by Landlord only if applied for at the time Tenant's Drawings are submitted for approval and if they are compatible with the capacity and character of the shell building. Drawings for such proposed modifications shall be certified (sealed) by an architect duly registered in the State of Utah. Landlord shall not be required to grant its consent to allow Tenant's contractor to perform such work unless Tenant agrees to obtain from Landlord's subcontractor(s) originally responsible for the installation of such shell building systems written statements in form satisfactory to Landlord, that Tenant's modifications of such shell building systems will be performed in a good workmanlike manner and specifically affirming the continued validity of any and all warranties and guaranties in effect prior to commencement of Tenant's Work from each such shell building systems subcontractor. Restrictions on mechanical and electrical connections by Tenant may be imposed as reasonably necessary by Landlord to insure that no warranty or guarantee pertaining to the shell building is lost or jeopardized.

4.04No construction work shall be undertaken or commenced by Tenant until:

(a)Tenant's Drawings have been submitted to and approved or deemed approved by Landlord, and

(b)all necessary building permits and required insurance coverages have been secured and certificates of insurance delivered to Landlord.

4.05Tenant shall proceed with its work expeditiously, continuously, and efficiently, and shall complete the same by the date one hundred twenty (120) days following the Delivery Date. Failure of Tenant to complete by such date shall not prevent commencement of the term of the Lease or commencement of any rental or other charges payable by Tenant under the Lease.

4.06Tenant shall ensure that all materials, skill and workmanship in Tenant's Work shall be of uniformly high quality, not less than building standard, and in accordance with the best standards of practice and any governing codes or regulations. Tenant shall have the obligation to timely deliver any materials and equipment and labor to be supplied by Tenant so as not to delay substantial completion of Tenant's Work. Tenant represents and warrants that Tenant's Drawings and the improvements contemplated thereby shall be in compliance with applicable building and zoning laws, ordinances, regulations and any covenants, conditions or restrictions affecting the Shopping Center, and that the same are in accordance with good engineering and architectural practice, and that Tenant's Drawings are sufficient for issuance of a building permit for Tenant's Work. Further, Tenant shall be responsible for obtaining the certificate of occupancy for the Premises with respect to Tenant's Work, and shall furnish the same to Landlord prior to the Commencement Date.

4.07Tenant shall appoint a representative as Tenant's representative with full authority to make decisions and commitments on behalf of Tenant in respect to Tenant's Work and changes therein.

4.01All Tenant's Work shall be confined to the interior of the Premises, with the exception of sign mountings, which shall be performed in compliance with Landlord's sign criteria and the approved sign drawings.

ARTICLE 5.00 TENANT'S ACCESS FOR COMPLETION OF WORK

5.01Subject to compliance with applicable rules referred to in Article 5.00, Tenant and its architects, designers, engineers, contractors and workmen employed by Tenant shall have access to and non-exclusive use of the Premises to perform Tenant's Work and such other work approved by Landlord as Tenant may desire. Any such work shall be clone by contractors selected by Tenant and approved by Landlord, as aforesaid, provided that there shall be no conflict caused thereby with any union or other contract to which Landlord or Landlord's general contractor may be a party and Tenant's general contractor shall utilize Landlord's base building subcontractors for mechanical, electrical and plumbing work. If Tenant's contractor or subcontractors or trades or workmen cause such conflict, Tenant shall forthwith remove them from the Shopping Center. Landlord shall have no responsibility or liability whatsoever with respect to any work or attendant materials left or installed in the Shopping Center, and shall be reimbursed by Tenant for any additional costs and expenses of Landlord caused thereby, or resulting directly or indirectly from any delays caused to Landlord or to Landlord's general contractor.

5.02In order to ensure that work proceeds efficiently on the Shopping Center, Landlord and Landlord's general contractor may from time to time make rules for coordination of all construction work. Tenant shall ensure that any architect, engineer, designer, contractor and workmen employed by Tenant is informed of and observes such rules, and prior to commencement of any construction work makes appropriate arrangements with Landlord or Landlord's general contractor, particularly with respect to:

(a)Material handling and hoisting facilities.

(b)Material and equipment storage.

(c)Time and place of deliveries.

(d)Hours of work and coordination of work.

(e)Power, heating and washroom facilities.

(f)Scheduling.

(g)Security.

(h)Clean-up.

5.03Landlord may require that neat screens or hoardings as designed or prescribed by Landlord be erected at Tenant's expense around the work and the Premises, that all work be conducted and all tools and materials be kept behind such hoardings, and that all cutting, drilling or other work of a noisy or vibrant nature be conducted outside the normal business hours of tenants in occupancy.

5.04Tenant shall at all times keep the Premises and adjacent areas free from accumulations of waste material or rubbish caused by its suppliers, contractors or workmen. Landlord may require clean-up on a daily basis and reserves the right to do clean-up at the expense of Tenant if Landlord's reasonable requirements in this regard are not complied with. At the completion of the work, Tenant's contractor shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the Premises and shall leave the Premises clean to the satisfaction of Landlord. This final clean-up shall include the cleaning of light fixtures, windows, entries and public space affected by the work. Upon completion of Tenant's Work, Tenant shall notify Landlord's project manager or tenant coordinator that Tenant's Work has been completed and is available for inspection for conformance with the approved Tenant's Drawings. Tenant shall not occupy the Premises prior to this notification and inspection.

5.05Any damage caused by Tenant's contractor or sub-trades to any work of Tenant's prime contractor to any property of Landlord or other tenants shall be repaired forthwith to the satisfaction of Landlord by Tenant at Tenant's expense.

5.06If Tenant's contractor does not prosecute Tenant's Work properly in accordance with the approved Tenant's Drawings, Landlord, after three days' written notice to Tenant, and without prejudice to any other right or remedy Landlord may have, may remedy the default or make good any deficiencies, and recover the costs incurred therein from Tenant.

ARTICLE 6.00 PERFORMANCE OF TENANT'S WORK BY LANDLORD

6.01If Landlord performs any of Tenant's Work hereunder, whether at the request of Tenant or as provided herein to be performed by Landlord at Tenant's cost, or if Landlord performs other work or supplies materials or equipment on the Premises or in the Building by agreement in writing with Tenant, Tenant shall pay to Landlord the direct cost thereof to Landlord plus 10% of such cost in respect of coordination by Landlord.

6.02Tenant shall pay to Landlord any amount payable under Article 6.01 not more than 30 days after receipt of invoice therefor, provided that if requested by Landlord, Tenant shall pay to Landlord 35% of the estimated amount thereof at the time Landlord commences such work or orders materials or equipment for such work and shall make progress payments to Landlord as the work proceeds in such amounts as Landlord may require.

ARTICLE 7.00 INSURANCE; PAYMENT DOCUMENTATION

7.01Prior to commencement of Tenant's Work, Tenant shall obtain, at its sole expense, and maintain during the performance of Tenant's Work, the following insurance coverages:

(i)Workers' compensation insurance covering all persons directly employed by Tenant in connection with Tenant's Work and with respect to which death or injury claims could be asserted against Tenant, Landlord, the Shopping Center or any interest therein, with limits not less than as required by applicable laws and regulations, together with employer's liability coverage with limits of not less than $250,000.00 per occurrence;

(ii)Commercial general liability insurance with limits of not less than $1,000,000.00 with respect to injury or death to any one person, $3,000,000.00 with respect to any one occurrence, and $500,000.00 with respect to property damage arising out of any one occurrence, which policy(ies) shall (a) name as additional insureds Landlord, its management agent and such other persons as Landlord may designate; (b) be written by insurance companies licensed to do business in the state where the Premises is located and reasonably acceptable to Landlord; (c) provide that such policy(ies) may not be canceled by the insurer without giving Landlord at least thirty (30) days prior written notice; (d) protect and insure Landlord and its management agent on account of any loss or damage arising from injury or death to persons or damage or destruction to property caused by or related to or occurring on (A) the Premises, (B) any act or omission of Tenant, or its respective agents, employees, licensees, invitees or contractors on any portion of the Shopping Center, including the Premises, and (C) any breach of Tenant's indemnity obligations hereunder; and (e) include contractual liability coverage insuring the indemnity obligations provided for herein; and

(iii)All Risk Builders Risk And Casualty Liability insurance in the full amount of the cost of Tenant's Work.

Further, Tenant shall cause each of Tenant's architect and engineer to maintain an "errors and omissions" insurance policy written in limits of not less than $1,000,000.00 on a per occurrence basis.

Tenant shall defend, indemnify and hold harmless Landlord, its management agent and the Landlord Affiliated Entities from and against any and all losses, damages, costs (including, without limitation, attorneys' fees and court costs), liabilities, causes of action and settlements arising from or related to or in connection with any work performed by or on behalf of Tenant, including injury to persons or damage to property. Anything herein to the contrary notwithstanding, the obligations of Landlord under this Lease, and any covenant, representation, warranty or undertaking made by Landlord in this Lease, shall be deemed to exclude any matter to the extent attributable in whole or in part to (i) architectural, design and/or engineering defects contained in Tenant's Drawings or non-compliance of the same with applicable building codes and rules and regulations of governmental authorities having jurisdiction thereof and other applicable laws, (ii) errors and/or omissions and/or negligent acts of Tenant's architect and/or engineer and (iii) Tenant's Work or the Tenant's Improvements.

7.02Prior to commencement of Tenant's Work, Tenant shall furnish Landlord with a performance bond executed by a commercial surety reasonably satisfactory to Landlord, in an amount equal to the cost of all such work and the payment of all liens for labor and material that could arise therefrom.

7.01Tenant shall furnish Landlord with sworn owner's and contractor's statements, contractor's affidavits and partial and final waivers of lien, in such form and content as Landlord may require, in order to establish that the cost of all labor, services and materials furnished in connection with Tenant's Work has been paid in full and to keep the Premises and the Shopping Center free from all liens and claims.

ARTICLE 8.00 MECHANIC'S LIEN

8.01Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Shopping Center, or any portion thereof including the Premises, by reason of Tenant's Work. If any such mechanic's lien or other lien shall at any time be filed against the Shopping Center, or any portion thereof including the Premises, Tenant shall cause the same to be discharged of record within 30 days after the date of filing the same. If Tenant shall fail to discharge such mechanic's lien or liens or other lien within such period, then, in addition to any other right or remedy of Landlord, after five days prior written notice to Tenant, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Shopping Center by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Shopping Center, or any portion thereof, including the Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at the Maximum Rate, shall be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as Additional Rent. Tenant shall indemnify and defend Landlord and the Landlord Affiliated Entities against and save Landlord, the Landlord Affiliated Entities and the Shopping Center, or any portion thereof, including the Premises, harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Shopping Center, or any portion thereof, including the Premises.

Exhibit "F"

SIGN LOCATIONS

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE ("First Amendment") made this 13th day of October, 2015, ("Effective Date") by and between Station Park CenterCal, LLC, a Delaware limited liability company ("Landlord"), and Pluralsight, LLC, a Utah limited liability company ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated as of September 30, 2013 (hereinafter referred to as the "Lease"), pursuant to which Tenant leased from Landlord a certain premises designated as Suite 200 on the second floor of Building E containing approximately 28,970 rentable square feet (the "Original Premises"), located at 180 N. Union Avenue, Farmington, Utah 84025, in the development commonly known as "Station Park"; and

WHEREAS, the initial Term of the Lease expires on August 31, 2019, and is subject to two (2)
Renewal Periods of five (5) years each; and

WHEREAS, the parties hereto desire to modify the Lease to expand the Original Premises to include the "cross-hatched" space indicated on the building site plan attached hereto as Exhibit A-l, comprising the entire third floor of Building J located at 320 North Station Parkway, Farmington Utah 84025 and consisting of an additional approximately 43,145 rentable square feet in aggregate (the "Expansion Premises"), upon certain terms and conditions, including certain rent abatements for staged occupancy by Tenant for the Expansion Premises and certain term and options particular to the Expansion Premises, all as more specifically set forth herein below; and

WHEREAS, the parties hereto desire to amend and supplement the Lease, all as hereinafter provided.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual promises contained herein, the parties hereto, intending to be legally bound, agree as follows:

1)Incorporation of Recitals/Exhibits and Definitions. Each of the foregoing recitals and representations form a material part of this First Amendment and are incorporated herein by this reference. All capitalized terms not otherwise herein defined shall have the meanings set forth in the Original Lease.

2)Expansion Premises. From and after the date upon which the last of the following shall occur: (a) the date Landlord delivers exclusive possession of the Expansion Premises to Tenant, and (b) the date Landlord's approval of Tenant's Drawings for the Expansion Premises in accordance with Exhibit C ("Expansion Date"), the Premises referred to in the Lease shall be modified to include the Expansion Premises, and all references in the Lease inclusive of this First Amendment to the "Premises" shall include bath the Expansion Premises and the Original Premises, and all references in the Lease to the " Building'' or "Buildings" shall include Building J. Exhibit A and Exhibit A-1 attached hereto show the outline of the Premises and the Expansion Premises and their respective locations on the Site Plan for Station Park and, effective on the Expansion Date, is hereby substituted for the present Exhibit "B" and Exhibit "B-1", respectively, attached to the Lease with the same force and effect as if the Expansion

Premises had been leased originally to Tenant and Exhibit A and Exhibit A-l attached hereto had originally been attached to the Lease. It is understood and agreed by and between the parties hereto that commencing on the Expansion Date all of the terms and conditions of the Lease shall apply to the

Expansion Premises as though the Expansion Premises were originally a portion of the Premises as defined in the Lease, unless otherwise expressly modified or excepted by this First Amendment.

3)Term of Expansion Premises. The parties expressly agree (a) that the term of the Lease with respect to the Expansion Premises (hereinafter, the "Expansion Term") shall not be coterminous in duration with the Term of Original Premises, and, rather, (b) that the Expansion Tenn shall commence as of the Expansion Premises Rent Commencement Date and end upon the date that is sixty (60) months following the first day of the calendar month immediately following the month containing the Expansion Premises Rent Commencement Date (unless the Expansion Premises Rent Commencement Date is the first day of a calendar month, in which event the Term shall end sixty (60) months following the Expansion Premises Rent Commencement Date). The provisions of Article 16 of the Lease shall apply separately to the Original Premises and to the Expansion Premises upon the expiration of their respective terms. Notwithstanding the occurrence of the natural expiration of the Term with respect the Original Premises (in the event that Tenant does not exercise its option to renew pursuant to Section 1.2.4 of the Lease), the Lease shall remain full force and effect with respect to the Expansion Premises during the Expansion Term, unless sooner terminated in accordance with the terms and provisions of the Lease inclusive of this First Amendment.

4)Option to Renew. Tenant shall have the right, in accordance with and subject to the provisions set forth in Section 1.2.4 of the Lease, to renew the Expansion Term for one (1) period of five (5) years; provided, however, that the required time period for prior written notification by Tenant to Landlord of its election to renew the Expansion Term shall be on or before twelve (12) months prior to the expiration of the Expansion Term (Lease Section 1.2.4.C).

5)Rent Commencement Date of Expansion Premises. The commencement date for the payment of Basic Rent for the Expansion Space shall be the earliest of the following: (i) the date upon which Tenant first beneficially occupies the Expansion Premises for the conduct of its business, or (ii) the date one hundred twenty (120) days from and after the Expansion Date, or (iii) date of substantial completion of Tenant's Expansion Improvements in the Initial Expansion Space (defined below), with the earliest of (i), (ii), or (iii) hereinafter being referred to as the "Expansion Premises Rent Commencement Date." Notwithstanding anything to the contrary contained in the foregoing, Tenant shall be entitled to an abatement of Basic Rent for portions of the Expansion Premises in accordance with the following staged occupancy schedule: (a) for the period of the Expansion Term commencing on the Expansion Premises Rent Commencement Date and continuing through the eleventh (11th) month thereof, Tenant shall occupy and pay Basic Rent only on that portion of the Expansion Premises equal to 19,000 rentable square feet (the "Initial Expansion Space"); (b) thereafter, beginning on the twelfth (12th) month of the Expansion Term and continuing through the seventeenth (17th) month thereof, Tenant shall occupy and pay Basic Rent upon that portion of the Expansion Space constituting the Initial Expansion Space plus an additional 9,500 rentable square feet of the Expansion Space (the "Second Phase Space") for a total of 28,500 rentable square feet in aggregate; and (c) thereafter, beginning on the eighteenth (18th) month of the Expansion Term, Tenant shall pay full Basic Rent upon and occupy the entire Expansion Premises of approximately 43,145 rentable square feet. The foregoing staged rent abatement provisions are conditioned as follows (the "Rent Abatement Contingency"): in the event that Tenant takes occupancy of more than 22,800 rentable square feet of the Expansion Space prior to the eleventh (11th ) month and/or more than 34,200 rentable square feet of the Expansion Space prior to the eighteenth (l8th) month, then in each case Tenant's rent abatement for such period shall cease and Tenant shall immediately commence payment of Basic Rent for the entirety of such space so occupied without the benefit of further rent abatement for such period. The parties agree that Tenant may perform Tenant's

Work on the entire Expansion Premises in accordance with Exhibit C. As a result, the amount of rentable square feet of the Expansion Space that Tenant shall be deemed to have taken occupancy for purposes of determining whether or not the Rent Abatement Contingency has been satisfied is shown per Exhibit D with occupancy phases identified therein. The parties agree that in order to determine the rentable square footage actually occupied by Tenant in the Expansion Premises for purposes hereof, each of Landlord's and Tenant's representatives shall coordinate and perform a walk-through of the Expansion Premises space each ninety (90) days following the Expansion Date, until such time as the Expansion Premises is occupied in full by Tenant, to inspect occupancy and verify the total rentable square footage then so occupied by Tenant.

6)Expansion Premises Basic Rent; Base Year. Effective on the Expansion Premises Rent Commencement Date, the Basic Rent payable by Tenant under the Lease applicable to the Expansion Premises shall be $24.50 per rentable square foot (the "Expansion Premises Basic Rent") for the first lease year of the Expansion Term, and payable subject to the rent abatement schedule set forth in Section 4 hereinabove. The Base Year for the Expansion Premises shall be Calendar Year 2016. The Expansion Premises Basic Rent shall be subject to a three percent (3%) annual escalation for each year during the Expansion Tenn, following the first calendar year in which the Expansion Premises Rent Commencement Date occurs.

All Rent payments due under the Lease shall continue to be paid in the intervals and manner required under the Lease and shall be made payable to Landlord to the address for payments set forth in the Lease.

7)Tenant's Expansion Improvements. Tenant shall provide all construction work and improvements to the Expansion Premises (the "Tenant's Expansion Improvements") in accordance with Landlord's prescribed procedures and practices set forth in Exhibit C to this First Amendment (which Exhibit C is expressly intended to be applicable to the Expansion Premises with respect to Tenant's Expansion Improvements) attached hereto and made apart hereof. In the event of any conflict of provisions between Exhibit C of this First Amendment and Exhibit "E" of the Lease, the parties agree that Exhibit C of this First Amendment shall control as to the Expansion Premises. Except as otherwise specifically provided for in Exhibit C of this First Amendment, Tenant accepts the Expansion Premises in its "as is" condition it being expressly understood that Landlord has made no representations or warranties with respect to such premises and that Tenant has inspected same and found such premises to be satisfactory.

8)Construction Allowances. As contribution to Tenant's construction of Tenant's Expansion Improvements, Landlord agrees to provide Tenant with a tenant improvement allowance in the amount equal to Fifty-Five and No/100 Dollars ($55.00) per usable square foot of floor area of the Expansion Premises (the Expansion Premises is estimated to have 37,517 usable square feet), which equates to a sum of $2,063,435.00 (hereafter, the "Expansion Construction Allowance"), together with a separate and additional fixed sum in an amount equal to Ninety-Three Thousand Dollars ($93,000) in connection with Tenant' s installation of a variable refrigerant HVAC system exclusively serving the Expansion Premises (the "HVAC Allowance") as part of Tenant's Work (defined in Exhibit C), which HVAC system shall remain at the Expansion Premises following Tenant's surrender of the Expansion Premises at the expiration or earlier termination of the Expansion Tenn. The Expansion Construction Allowance and the HVAC Allowance shall be paid to Tenant in accordance with the requirements and procedures set forth in Section 3.03 of Exhibit C attached hereto and incorporated by reference.

9)Contingency. If, at end of the third (3rd) lease year of Expansion Term, Tenant, having determined that it needs additional space for its operations, (a) agrees to relocate within the Station Park development to office space comprising at least 100,000 rentable square feet or greater (a "Substitute

Space"), (b) provides Landlord with at least twelve (12) months' written notice of its desire to relocate to a proposed Substitute Space, and (c) and executes and delivers to Landlord or a Landlord Affiliated Entity a new lease for such Substitute Space, the parties agree that this First Amendment with respect to the Expansion Premises shall be terminable by either party and thereafter become null and void and of no further force and effect as to the Expansion Premises, and neither party shall have any further rights or obligations hereunder as of the effective date of such termination with respect to the Expansion Premises, except for those provisions of the Lease that expressly survive the termination thereof.

10)Brokers. Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this First Amendment other than Coldwell Banker Commercial Advisors, for Landlord, and Newmark Grubb ACRES, for Tenant, and releases and will indemnify, defend and hold the other harmless from and against any Claim based on the failure or alleged failure to pay any realtors, brokers, finders or agents (other than any brokers specified herein) and from any cost, expense or liability for any compensation, commission or changes claimed by any realtors, brokers, finders or agents (other than any brokers specified herein) claiming by, through or on behalf of it with respect to the Lease or the negotiation of this Lease. Landlord will pay any brokers named in this paragraph in accordance with the applicable listing agreement for Building J.

11)Security Deposit. Concurrently with the execution and delivery of this First Amendment, Tenant shall deposit with Landlord the sum of Eighty-Eight Thousand Eighty-Seven and 71/100 Dollars ($88,087.71) in cash, as and for a security deposit for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of the Lease with respect to the Expansion Premises (the "Expansion Security Deposit''). The Expansion Security Deposit shall be subject to the terms and provisions of Section 2.5 of the Lease.

12)Signage. Notwithstanding anything to the contrary contained in Section 4.6 of the Lease, with respect to the Expansion Premises Landlord will provide to Tenant the right to install, at Tenant's sole cost and expense, the following signage: (a) one building standard tenant identification sign adjacent to the entry door of the Expansion Premises, (b) one monument exterior sign position, at such time as a monument sign is constructed, and (c) one standard interior building directory listing. All such signage will be subject to review and approval by Landlord and shall conform to Landlord's sign criteria. Subject to applicable laws and regulations and Landlord's sign criteria, Landlord shall also permit Tenant to install up to three (3) exterior building crown signs on Building J in the locations shown on Exhibit B attached hereto, or otherwise the maximum number of exterior building crown signs as may be permitted by applicable law, whichever is less, in the locations on the building as shall be approved in advance by Landlord. Tenant agrees, at Tenant's sole cost and expense, to have such exterior signs manufactured, erected and/or installed and fully operative on or before the Expansion Premises Rent Commencement Date in accordance with Landlord's sign criteria and all applicable laws and regulations. Tenant will not install or permit to be installed in the Expansion Premises any other sign, decoration or advertising material of any kind that is visible from the exterior of the Expansion Premises. Landlord may immediately remove, at Tenant's sole cost and expense, any sign, decoration or advertising material that violates this section.

13)Design Elements. As part of Tenant's Expansion Improvements, Tenant desires to construct the following design features: (i) a 14-foot plastic tube slide feature originating from the Expansion Premises for the purpose of allowing egress of persons from the Premises onto the Building J second floor Common Area atrium (the "Slide Feature"); and, (ii) a spiral staircase connecting the Expansion Premises to the Building J second floor Common Area atrium (the "Staircase Feature"). In the event that Landlord approves such design features (as part of Landlord's review and approval of Tenant's plans pursuant to Exhibit C and Section 7 hereof) and Tenant constructs such design features, Tenant hereby agrees as follows: (a) Tenant, at its sole cost and expense, shall maintain in first-class condition and repair the Slide Feature and/or Staircase Feature at all times during the Expansion Term; (b) the Slide Feature and Staircase Feature shall be deemed part of the Premises for all purposes under the Lease, including, but not limited to, the provisions of Section 10.1.1(b) of the Lease with respect to Tenant's commercial genera} liability insurance coverage, and Tenant shall procure an increase the combined single limit of its commercial general liability insurance coverage to Five Million and 00/100 Dollars ($5,000,000.00) on or before the Expansion Date; (c) notwithstanding anything to the contrary contained in the Lease, Tenant shall indemnify, defend and hold harmless Landlord and the Landlord Affiliated Entities from and against all Claims arising from, related to, or in connection with the use or presence of the Slide Feature and the Staircase Feature; and (e) upon Tenant's surrender of the Expansion Premises following the expiration or earlier termination of the Lease, Tenant shall remove the Slide Feature and Staircase Feature and restore the Common Area and the Premises affected thereby to its original condition, repairing any damage occasioned by their removal.

14)Time is of the Essence. Time is of the essence with respect to each and every obligation arising under this First Amendment and the Lease.

15)Binding Effect. All of the covenants and agreements herein contained shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

16)Confirmation of Terms. All of the terms, covenants and conditions of the Lease, except as are herein specifically modified and amended, shall remain in full force and effect, and are hereby adopted and reaffirmed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and date set forth above.

WITNESS:	LANDLORD

/s/ Gail Roberts	Station Park CenterCal, LLC
a Delaware limited liability company

By: CenterCal, LLC
a Delaware limited liability company
Its: Sole Member

By: CenterCal Associates, LLC,
a Delaware limited liability company

By: /s/ Jean Paul Wardy
Its: President

WITNESS:	TENANT:

/s/ Steve Woolley	Pluralsight, LLC
a Utah limited liability company

By: /s/ Greg Woodward
Name: Greg Woodward
Title: COO

Exhibit A

Expansion Premises / Floor Plan

(attached)

J-300
37,517 USF
43,145 RSF

STATION PARK

FARMINGTON, UTAH

CENTERCAL PROPERTIES, LLC

KEY PLAN
SPACE J-300

PLURAL SIGHT
SPACE J-300
LEASE OUTLINE DRAWING

16 September 2015

SCALE: 0 20' 40' 80'

N

DISCLAIMER: ALL INFORMATION AND GRAPHIC REPRESENTATION CONTAINED ON THIS DRAWING IS PRELIMINARY AND SUBJECT TO CHANGE. NO REPRESENTATION EXPRESSED OR IMPLIED AS TO THE ACCURACY OR ADEQUACY REGARDING SUCH INFORMATION IS MADE BY THE OWNER OF THE PROJECT OR ANY OTHER RESPECTIVE PARTNER OR AGENT. NONE OF THE FOREGOING PARTIES SHALL HAVE ANY LIABILITY FOR SUCH ERRORS, OMMISSIONS, INCOMPLETENESS OR INACCURACIES. ANY PERSON OR ENTITY REVIEWING THIS SHOULD MAKE THEIR OWN INDEPENDENT INVESTIGATION OF THE INFORMATION CONTAINED HEREIN.

Exhibit A-1

Site Plan; Original Premises and Expansion Premises

(attached)

LEGEND
SHOPPING CENTER BOUNDARY
EXPANSION PREMISES
ORIGINAL PREMISES
PARK LANE
SR-89
43,460 ADT (2007)
INTERSTATE 15
151,900 ADT (2007)
LEGACY HIGHWAY
40,000 ADT (2007)
SHOPPING CENTER BOUNDARY
CLARK LANE
E-200 ORIGINAL PREMISES
J-300 EXPANDED PREMISES

CENTERCAL
PROPERTIES, LLC

STATION PARK

FARMINGTON, UTAH

STATION PARK

PLURALSIGHT
SPACE J-300

SITE PLAN EXHIBIT

22 September 2015

SCALE: 0 120 240 480

N

<u>Exhibit B</u>
Tenant's Building Signage

West Facing:

South Facing:

Exhibit C

CONSTRUCTION PROCEDURES

ARTICLE 1.00 GENERAL DESIGN AND CONSTRUCTION CRITERIA

1.01Tenant is responsible for letting contracts relating to the construction and installation of the Tenant's Improvements, (each, alternately referred to herein, as "Tenant's Work"), supervision and completion of such Tenant's Expansion Improvements and payment therefor, procurement of all permits and permissions related to Tenant's Work, compliance with the requirements of all authorities having jurisdiction and with conditions contained herein, and payment of all fees and charges incurred in connection therewith. Tenant shall furnish Landlord for Landlord's prior approval names and addresses of all contractors and subcontractors who shall perform Tenant's Expansion Improvements, copies of all contracts and subcontracts, and copies of all necessary permits, licenses and approvals.

1.02Landlord reserves the right to withhold authorization for Tenant's Expansion Improvements to proceed until furnished with reasonable evidence that Tenant has made provision to pay the full cost of the work and to discharge any liens that may arise therefrom.

1.03Tenant shall impose and enforce all terms hereof on any architect engineer, designer, contractor and workmen engaged by Tenant, its contractors and subcontractors.

1.04Tenant shall comply with that certain Tenant Criteria Manual dated June, 2015 (as may be amended from time to time, the "Handbook"), a copy of which has previously been provided to Tenant and is hereby incorporated herein by reference. In the event of any conflict between the terms of this Exhibit C and the Handbook, the terms of the Handbook shall govern and control.

ARTICLE 2.00 OTHER WORK OF LANDLORD

2.01Tenant acknowledges that Landlord may be carrying out certain other work in the Expansion Premises and the Shopping Center at the time that Tenant's Expansion Improvements is being carried on and that such work by Landlord can only be undertaken at the same time as or subsequent to work done by Tenant and that certain work (including correction of deficiencies) may be undertaken or completed subsequent to the Delivery Date.

ARTICLE 3.00 TENANT'S DRAWINGS; CONSTRUCTION ALLOWANCE

3.01Prior to the commencement of any Tenant's Expansion Improvements, Tenant shall prepare and furnish to Land lord, at Tenant's cost and expense, in compliance with applicable laws, statutes, ordinances and codes, a complete set of interior store finish working drawings ("Tenant's Drawings") which Tenant's Drawings shall include, without limitation, floor plans, interior elevations, details of any special installation which will affect the Building or perimeter walls of the Expansion Premises, complete plans for all mechanical, plumbing and electrical work including details of underfloor surfaces, specifications for all materials, finishes and other work, and performance characteristics for fixtures and equipment. Where applicable, Tenant's Drawings shall include sections and elevations for tenant entries, details of entry signage (which conform to Landlord's sign criteria), reflected ceiling plans, and changes in sprinkler head locations. Tenant's Drawings shall be full and complete in all respects as may be necessary for construction and determination of the specific scope of the Tenant's Expansion Improvements. Tenant's Drawings shall be certified (sealed) by an architect duly registered in the state where the Expansion Premises is located.

3.02After Tenant submits Tenant's Drawings to Landlord, Landlord shall have seven (7) days to approve or disapprove Tenant's Drawings, and in the event Landlord does not approve the same, Landlord shall advise Tenant of Landlord's comments to Tenant's Drawings. Failure by Landlord to approve or disapprove Tenant's Drawings within the time limits prescribed herein shall constitute a disapproval by Landlord. In the event Landlord disapproves Tenant's Drawings, Tenant shall incorporate Landlord's comments into

Tenant's Drawings within ten (10) days from receipt thereof and resubmit the same to Landlord, who shall have ten (10) days to approve or disapprove the revised Tenant's Drawings. In the event Landlord does not approve the same, the procedures set forth herein shall be followed until such time as Landlord has approved the revised Tenant's Drawings.

Tenant's Drawings shall be approved by Landlord and Tenant by affixing thereon the signature or initials of an authorized officer or employee of each of the respective parties hereto and shall be incorporated by reference as Exhibit C-1 to this First Amendment. The signature of an authorized officer or employee shall be deemed conclusive evidence of the approval indicated by such signature. Landlord and Tenant agree to appoint competent personnel to work with the other party in the preparation of Tenant's Drawings.

In the event Tenant desires or is required to modify or change Tenant's Drawings after the same have been approved in the manner provided above, Tenant shall submit such modifications or changes to Landlord for review and consideration and the procedures governing approval of Tenant's Drawings shall apply to any such modifications or changes.

Any approval by Landlord of any of Tenant's Drawings shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of Tenant's Drawings, or the improvements to which they relate, for any reason, purpose or condition, but such approval shall merely be the consent of Landlord, as may be required hereunder, in connection with performance of Tenant's Work in accordance with Tenant's Drawings.

3.03Upon fulfillment of all of the conditions precedent set forth below, Landlord shall contribute the Expansion Construction Allowance and HVAC Allowance (bath as set forth in Section 9 of the First Amendment) to apply toward Tenant's Expansion Improvements. Said sums for the Expansion Construction Allowance and HVAC Allowance shall not in any event apply toward Tenant's trade fixtures, personal property, or signs. The Expansion Construction Allowance and HVAC Allowance shall be payable within thirty (30) days from the date Tenant's Expansion Improvements are completed in accordance with the terms of this Lease inclusive of the First Amendment and Tenant submitted to Landlord a written statement requesting such payment, provided that at the time of such request and scheduled payment:

(1)Tenant shall not be in default of this Lease;

(2)Intentionally Deleted.

(3)No liens shall have been filed and appropriate waivers, affidavits and releases of lien shall have been received by Landlord covering all work for which payment is requested;

(4)The certificate of occupancy for the Expansion Premises shall have been issued;

(5)Tenant's architect shall have certified in writing to Landlord that Tenant's Work has been completed in accordance with Tenant's Drawings and with applicable laws, ordinances, rules, regulations and codes;

(6)Landlord has received the written affirmation from Tenant's subcontractor's as contemplated by Section 4.03, in form and substance acceptable to Landlord; and

(7)Landlord has received a complete set of "as-built" Tenant's Drawings.

In the event Landlord fails to pay Tenant the Expansion Construction Allowance and/or the HVAC Allowance when required following the satisfaction by Tenant of the foregoing, Tenant shall have the right to provide a second written request to Landlord. In the event Landlord fails to pay the Expansion Construction Allowance and/or the HVAC Allowance to Tenant within thirty (30) days following Tenant's delivery of the second written request, Tenant shall have the right to offset such due and unpaid Allowances against Basic Rent due under the First Amendment until the Expansion Construction Allowance and HVAC Allowance have been recovered in full.

ARTICLE 4.00 TENANT'S WORK

4.01At its own expense, Tenant shall provide all design, engineering, plans, specifications, drawings, permits, fees, work, labor, skill and equipment required to in accordance with Tenant's Drawings, approved in the manner set forth herein.

4.02The following shall be carried out at Tenant's expense and by Landlord's contractor:

(1)all approved modifications and/or additions to the shell building structural system, roof and life safety systems, including, without limitation, installation of approved modifications and additions for the existing shell building sprinkler system, and

(2)any drilling, cutting, coring and patching for conduit, pipe sleeves, chases, duet equipment, or openings in the floors, walls, columns or roofs of the Expansion Premises which is approved by Landlord.

The following may be carried out by Tenant's contractor at Tenant's expense subject to the requirements of Section 4.03 below:

(1)all approved modifications to the shell building plumbing, heating, cooling, ventilating, exhaust, control and electrical distribution systems as installed by Landlord, and

(2)patching of building standard fireproofing, if applicable.

4.03Modifications to the shell building systems set forth in Section 4.02 and special requirements of Tenant will be considered by Landlord only if applied for at the time Tenant's Drawings are submitted for approval and if they are compatible with the capacity and character of the shell building. Drawings for such proposed modifications shall be certified (sealed) by an architect duly registered in the State of Utah. Landlord shall not be required to grant its consent to allow Tenant's contractor to perform such work unless Tenant agrees to obtain from Landlord's subcontractor(s) originally responsible for the installation of such shell building systems written statements in form satisfactory to Landlord, that Tenant's modifications of such shell building systems will be performed in a good workmanlike manner and specifically affirming the continued validity of any and all warranties and guaranties in effect prior to commencement of Tenant's Work from each such shell building systems subcontractor. Restrictions on mechanical and electrical connections by Tenant may be imposed as reasonably necessary by Landlord to insure that no warranty or guarantee pertaining to the shell building is lost or jeopardized.

4.04No construction work shall be undertaken or commenced by Tenant until:

(a)Tenant's Drawings have been submitted to and approved or deemed approved by Landlord, and

(b)all necessary building permits and required insurance coverages have been secured and certificates of insurance delivered to Landlord.

4.05Tenant shall proceed with Tenant's Work with respect to Tenant's Expansion Improvements expeditiously, continuously, and efficiently, and shall complete the same by the date one hundred twenty (120) days following the Expansion Date. Failure of Tenant to complete by such date shall not prevent commencement of the commencement of any rental or other charges payable by Tenant under the First Amendment and the Lease.

4.06Tenant shall ensure that all materials, skill and workmanship in Tenant's Work shall be of uniformly high quality, not less than building standard, and in accordance with the best standards of practice and any governing codes or regulations. Tenant shall have the obligation to timely deliver any materials and equipment and labor to be supplied by Tenant so as not to delay substantial completion of Tenant's Work. Tenant represents and warrants that Tenant's Drawings and the improvements contemplated thereby shall be in compliance with applicable building and zoning laws, ordinances, regulations and any covenants, conditions or restrictions affecting the Shopping Center, and that the same are in accordance with good engineering and architectural practice, and that Tenant's Drawings are sufficient for issuance of a building permit for Tenant's Work. Further, Tenant shall be responsible for obtaining the certificate of occupancy for the Expansion Premises with respect to Tenant's Work, and shall furnish the same to Landlord prior to the Expansion Premises Rent Commencement Date.

4.07Tenant shall appoint a representative as Tenant's representative with full authority to make decisions and commitments on behalf of Tenant in respect to Tenant's Work and changes therein.

4.08All Tenant's Work shall be confined to the interior of the Expansion Premises, with the exception of sign mountings, which shall be performed in compliance with Landlord's sign criteria and the approved sign drawings.

ARTICLE 5.00 TENANT'S ACCESS FOR COMPLETION OF WORK

5.01Subject to compliance with applicable rules referred to in Article 5.00, Tenant and its architects, designers, engineers, contractors and workmen employed by Tenant shall have access to and non-exclusive use of the Expansion Premises to perform Tenant's Work and such other work approved by Landlord as Tenant may desire. Any such work shall be clone by contractors selected by Tenant and approved by Landlord, as aforesaid, provided that there shall be no conflict caused thereby with any union or other contract to which Landlord or Landlord's general contractor may be a party and Tenant's general contractor shall utilize Landlord's base building subcontractors for mechanical, electrical and plumbing work. If Tenant's contractor or subcontractors or trades or workmen cause such conflict, Tenant shall forthwith remove them from the Shopping Center. Landlord shall have no responsibility or liability whatsoever with respect to any work or attendant materials left or installed in the Shopping Center, and shall be reimbursed by Tenant for any additional costs and expenses of Landlord caused thereby, or resulting directly or indirectly from any delays caused to Landlord or to Landlord's general contractor.

5.02In order to ensure that work proceeds efficiently on the Shopping Center, Landlord and Landlord's general contractor may from time to time make rules for coordination of all construction work. Tenant shall ensure that any architect, engineer, designer, contractor and workmen employed by Tenant is informed of and observes such rules, and prior to commencement of any construction work makes appropriate arrangements with Landlord or Landlord's general contractor, particularly with respect to:

(a)Material handling and hoisting facilities.

(b)Material and equipment storage.

(c)Time and place of deliveries.

(d)Hours of work and coordination of work.

(e)Power, heating and washroom facilities.

(f)Scheduling.

(g)Security.

(h)Clean-up.

5.03Landlord may require that neat screens or hoardings as designed or prescribed by Landlord be erected at Tenant's expense around the work and the Expansion Premises, that all work be conducted and all tools and materials be kept behind such hoardings, and that all cutting, drilling or other work of a noisy or vibrant nature be conducted outside the normal business hours of tenants in occupancy.

5.04Tenant shall at all times keep the Expansion Premises and adjacent areas free from accumulations of waste material or rubbish caused by its suppliers, contractors or workmen. Landlord may require clean-up on a daily basis and reserves the right to do clean-up at the expense of Tenant if Landlord's reasonable requirements in this regard are not complied with. At the completion of the work, Tenant's contractor shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the Expansion Premises and shall leave the Expansion Premises clean to the satisfaction of Landlord. This final clean-up shall include the cleaning of light fixtures, windows, entries and public space affected by the work. Upon completion of Tenant's Work, Tenant shall notify Landlord's project manager or tenant coordinator that Tenant's Work has been completed and is available for inspection for conformance with the approved Tenant's Drawings.

5.05Any damage caused by Tenant's contractor or sub-trades to any work of Tenant's prime contractor to any property of Landlord or other tenants shall be repaired forthwith to the satisfaction of Landlord by Tenant at Tenant's expense.

5.06If Tenant's contractor does not prosecute Tenant's Work properly in accordance with the approved Tenant's Drawings, Landlord, after three days' written notice to Tenant, and without prejudice to any other right or remedy Landlord may have, may remedy the default or make good any deficiencies, and recover the costs incurred therein from Tenant.

ARTICLE 6.00 PERFORMANCE OF TENANT'S WORK BY LANDLORD

6.01If Landlord performs any of Tenant's Work hereunder, whether at the request of Tenant or as provided herein to be performed by Landlord at Tenant's cost, or if Landlord performs other work or supplies materials or equipment on the Expansion Premises or in the Building by agreement in writing with Tenant, Tenant shall pay to Landlord the direct cost thereof to Landlord plus 10% of such cost in respect of coordination by Landlord.

6.02Tenant shall pay to Landlord any amount payable under Article 6.01 not more than 30 days after receipt of invoice therefor, provided that if requested by Landlord, Tenant shall pay to Landlord 35% of the estimated amount thereof at the time Landlord commences such work or orders materials or equipment for such work and shall make progress payments to Landlord as the work proceeds in such amounts as Landlord may require.

ARTICLE 7.00 INSURANCE; PAYMENT DOCUMENTATION

7.01Prior to commencement of Tenant's Work, Tenant shall obtain, at its sole expense, and maintain during the performance of Tenant's Work, the following insurance coverages:

(i)Workers' compensation insurance covering all persons directly employed by Tenant in connection with Tenant's Work and with respect to which death or injury claims could be asserted against Tenant, Landlord, the Shopping Center or any interest therein, with limits not less than as required by applicable laws and regulations, together with employer's liability coverage with limits of not less than $250,000.00 per occurrence;

(ii)Commercial general liability insurance with limits of not less than $1,000,000.00 with respect to injury or death to any one person, $3,000,000.00 with respect to any one occurrence, and $500,000.00 with respect to property damage arising out of any one occurrence, which policy(ies) shall (a) name as additional insureds Landlord, its management agent and such other persons as Landlord may designate; (b) be written by insurance companies licensed to do business in the state where the Expansion Premises is located and reasonably acceptable to Landlord; (c) provide that such policy(ies) may not be canceled by the insurer without giving Landlord at least thirty (30) days prior written notice; (d) protect and insure Landlord and its management agent on account of any loss or damage arising from injury or death to persons or damage or destruction to property caused by or related to or occurring on (A) the Expansion Premises, (B) any act or omission of Tenant, or its respective agents, employees, licensees, invitees or contractors on any portion of the Shopping Center, including the Expansion Premises, and (C) any breach of Tenant's indemnity obligations hereunder; and (e) include contractual liability coverage insuring the indemnity obligations provided for herein; and

(iii)All Risk Builders Risk And Casualty Liability insurance in the full amount of the cost of Tenant's Work.

Further, Tenant shall cause each of Tenant's architect and engineer to maintain an "errors and omissions" insurance policy written in limits of not less than $1,000,000.00 on a per occurrence basis.

Tenant shall defend, indemnify and hold harmless Landlord, its management agent and the Landlord Affiliated Entities from and against any and all losses, damages, costs (including, without limitation, attorneys' fees and court costs), liabilities, causes of action and settlements arising from or related to or in connection with any work performed by or on behalf of Tenant, including injury to persons or damage to property. Anything herein to the contrary notwithstanding, the obligations of Landlord under this Lease, and any covenant, representation, warranty or undertaking made by Landlord in this Lease, shall be deemed to exclude any matter to the extent attributable in whole or in part to (i) architectural, design and/or engineering defects contained in Tenant's Drawings or non-compliance of the same with applicable building codes and rules and regulations of governmental authorities having jurisdiction thereof and other applicable laws, (ii) errors and/or omissions and/or negligent acts of Tenant's architect and/or engineer and (iii) Tenant's Work.

7.02Prior to commencement of Tenant's Work, Tenant shall furnish Landlord with a performance bond executed by a commercial surety reasonably satisfactory to Landlord, in an amount equal to the cost of all such work and the payment of all liens for labor and material that could arise therefrom.

7.03Tenant shall furnish Landlord with sworn owner's and contractor's statements, contractor's affidavits and partial and final waivers of lien, in such form and content as Landlord may require, in order to establish that the cost of all labor, services and materials furnished in connection with Tenant's Work has been paid in full and to keep the Expansion Premises and the Shopping Center free from all liens and claims.

ARTICLE 8.00 MECHANIC'S LIEN

8.01Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Shopping Center, or any portion thereof including the Expansion Premises, by reason of Tenant's Work. If any such mechanic's lien or other lien shall at any time be filed against the Shopping Center, or any portion thereof including the Expansion Premises, Tenant shall cause the same to be discharged of record within 30 days after the date of filing the same. If Tenant shall fail to discharge such mechanic's lien or liens or other lien within such period, then, in addition to any other right or remedy of Landlord, after five days prior written notice to Tenant, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Shopping Center by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Shopping Center, or any portion thereof, including the Expansion Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at the Maximum Rate, shall be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as Additional Rent. Tenant shall indemnify and defend Landlord and the Landlord Affiliated Entities against and save Landlord, the Landlord Affiliated Entities and the Shopping Center, or any portion thereof, including the Expansion Premises, harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Expansion Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Shopping Center, or any portion thereof, including the Expansion Premises.

Exhibit D

= Denotes Initial Expansion Space

= Denotes Second Phase Space

SECOND AMENDMENT TO OFFICE LEASE

THIS SECOND AMENDMENT TO OFFICE LEASE ("Second Amendment"), is made and entered into as of July 27, 2019, by and between Station Park CenterCal, LLC, a Delaware limited liability company ("Landlord"), and Pluralsight, LLC, a Utah limited liability company ("Tenant").

RECITALS:

A.WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated as September 30, 2013, (the “Original Lease”) as amended by that certain First Amendment to Office Lease dated October 13, 2015 (the “First Amendment” and collectively with the Original Lease, the “Lease”), with respect to certain premises located at 180 N. Union Avenue, Farmington, Utah 84025 (the “Building”).

B.WHEREAS, pursuant to the Lease, Tenant leases from Landlord certain premises (collectively, the “Premises”) consisting of approximately 72,154 rentable square feet as follows: (i) 28,970 rentable square feet of space located on the second (2nd) floor of the Building, and designated as Suite E-200 (“Suite E-200”), and (ii) 43,184 rentable square feet of space located on the third (3rd) floor of the Building, and designated as Suite J-300 (“Suite J-300”), as more particularly described in the Lease.

C.WHEREAS, the parties agree a scrivener's error does presently exist in the Lease and desire to correct certain items to the Lease and to further amend the Lease upon the terms and conditions as hereinafter provided.

D.The Lease and this Second Amendment are sometimes hereinafter collectively referred to as the “Lease”, and all references to the Lease shall mean the Lease, as amended, whether or not such reference shall expressly refer to such amendment. Unless otherwise provided herein, all capitalized words and terms used herein shall have the same meanings ascribed to such words and terms as in the Lease.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Extension Term of the Lease for Suite E-200. The Term pertaining to Suite E-200 is scheduled to expire on August 31, 2019, and Tenant has requested that Landlord permit a limited extension. Accordingly, effective as of the date hereof, the initial Term of the Original Lease is hereby extended for an additional twelve (12) months (the “Original Extended Term”), commencing September 1, 2019 (the “Original Extension Date”), and expiring August 31, 2020 (the “Original Expiration Date”). Tenant shall have no rights to renew or otherwise extend the Term of the Lease unless expressly set forth in this Second Amendment and any renewal or extension rights related to any portion of the Premises are hereby forfeited. For the avoidance of doubt, the Term pertaining to Suite J-300 shall continue unamended hereby.

2.Monthly Basic Rent.

a.Suite E-200 Monthly Basic Rent. From and after the Original Extension Date and continuing through to and including the Original Expiration Date, in addition to all other amounts due and payable by Tenant under the Lease, as amended, Tenant shall pay Monthly Basic Rent as set forth in the rental chart below, in accordance with the terms of the Lease, as amended.

Months	Annual Basic Rent per Rentable square foot of the Premises	Monthly Installments
09/01/19 – 08/31/20	$30.95	$74,718.46

b.In the event that Tenant fails to timely vacate Suite E-200, Landlord’s holdover remedies shall apply to the amounts set forth in this Second Amendment.

3.Responsibility for Charging Stations. The parties agree that the following sentence in Section 17.1.1 is hereby deleted in its entirety:

"In addition, Landlord shall provide electrical conduit to the existing landscape planter for Tenant to use in connection with the installation of an electric vehicle charging station, it being understood that Tenant shall be responsible for making all electrical connections such electric vehicle charging station to Tenant's electrical panel."

As of the effective date of this Amendment, notwithstanding anything in the Lease to the contrary, Tenant will have no further obligation with regard to the electrical vehicle charging stations.

4.Broker. Each of the parties hereto represent to the other that, in connection with this Second Amendment, said party has not engaged or consulted any third-party broker or finder; nor is any third party broker entitled to compensation or commission by or through acts of said party, and the parties hereby agree to defend, indemnify and hold harmless the other party from and against any and all claims of any brokers, finders or any like third party claiming any right to commission or compensation by or through acts of said party in connection with this Second Amendment.

5.Entire Agreement. This Second Amendment contains the entire agreement between the parties with respect to the subject matter herein contained and all preliminary negotiations with respect to the subject matter herein contained are merged into and incorporated in this Second Amendment and all prior documents and correspondence between the parties with respect to the subject matter herein contained are superseded and of no further force or effect, other than the Lease.

6.Ratification. Except as specifically set forth in this Second Amendment, all provisions of the Lease are unmodified and remain in full force and effect, and the parties hereby ratify and confirm each and every provision thereof.

7.Counterparts. Landlord and Tenant agree that this Second Amendment may be executed in counterparts, subject to exchange of signature pages. Facsimile or portable document format signatures shall be deemed original signatures.

8.Severability. In the event that any provision or term of this Second Amendment is found to be unenforceable, that finding shall not affect the enforceability or validity of any other provision or term hereof.

9.Authority. Landlord and Tenant each represents and warrants to the other party that (a) it has the required power, capacity, and authority to enter into, execute, and perform this Second Amendment; (b) it has the execution of this Second Amendment is free and voluntary; and (c) they have not assigned or transferred to any person, firm, corporation, partnership, association or other entity whatsoever any or all of the rights, duties or obligations embodied or released in this Second Amendment.

10.No Offer. This Second Amendment shall not be valid or binding on either party unless and until the same has been accepted by said party in writing and a fully executed copy is delivered to both parties hereto.

[Signatures on next page]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year above written.

LANDLORD:	TENANT:

Station Park CenterCal, LLC,	Pluralsight, LLC,
a Delaware limited liability company	a Utah limited liability company

By: CenterCal, LLC,	By: /s/ James Budge
a Delaware limited liability company
Its: Sole Member	Its: Chief Financial Officer

By: CenterCal Associates, LLC,
a Delaware limited liability company
Its: Manager

By: /s/ Jean Paul Wardy

Its: President

Bill of Sale

This Bill of Sale is given as of the 10th day of November, 2020 (the “Effective Date”) by Pluralsight, LLC, a Nevada limited liability company (“Seller”) to Life Engineering, LLC a Nevada limited liability company (“Buyer”).

1.Conveyance.

In consideration of $431,990.00 (the “Total Payment”) to be paid by Buyer to Seller in accordance with the payment schedule outlined in section 2 below, Seller hereby conditionally sells, assigns, transfers, conveys, grants, bargains, and delivers to Buyer and its successors and assigns, all of its right, title, and interest in and to the goods as identified on Exhibit A attached hereto (the “Goods”), free and clear of all liens, claims and encumbrances whatsoever, TO HAVE AND TO HOLD the Goods and all rights, titles and interests therein with all appurtenances thereto, unto Buyer, its successors and assigns forever. All Goods are sold in as-is condition. Title and ownership of the Goods shall pass conditionally to the Buyer pending Seller’s receipt of payment in full of all monies owed by the Buyer in accordance with the payment terms set forth below. Buyer shall be entitled to possess and utilize the Goods after the Initial Payment, as defined herein, is made. Seller shall have no maintenance, care, repair, or liability obligations for the Goods from the Effective Date of this Bill of Sale through the date Total Payment is received. Except as otherwise agreed in writing by the parties, Buyer is not assuming any debts, obligations or liabilities of Seller.

2.Payment.

(a)Initial Payment. Buyer will pay to Seller an initial payment in the amount of $50,000.00 within five (5) business days of Buyer’s entering a commercial lease with Pluralsight (the “Initial Payment”).

(b)Payment Schedule for Balance. After making the Initial Payment, Buyer shall make monthly payments in the amount of $10,000.00 each, such payments to be made on or before the 15th day of each month, beginning December 15, 2020, and continuing until such time as Buyer has paid the Total Payment. The balance of the Total Payment shall become due and payable at the time Buyer closes on its Series A funding in an amount of at least $20,000,000.00 (the “Funding”) or December 31, 2021, whichever occurs first. Any payment not received within ten (10) calendar days of the 15th day of each month shall be considered late and interest shall accrue on the late payment from the date the payment was due until the date the payment is made, at the rate of 18 percent per annum.

(c)Method of Payment. The Initial Payment and any or all payments toward the Total Payment may be made by ACH, check or wire transfer payable to Pluralsight, 42 Future Way, Draper, UT 84020, and if by ACH or wire transfer, shall be made in accordance with instructions for such payments as Seller shall provide to Buyer upon Buyer’s request.

3.Remedies.

In the event Buyer defaults or fails to make the Total Payment in accordance with section 2, Buyer expressly acknowledges and agrees that Seller shall have the immediate right to repossess any or all of the Goods and to sell, transfer, or dispose of any or all of the Goods to any person.

4.Seller’s Ownership.

Seller hereby covenants and warrants to Buyer that Seller is the absolute owner of the Goods free and clear of all liens, claims and encumbrances whatsoever, that Seller has full right, power and authority to sell, assign, grant, convey and transfer the Goods and, that by executing this Bill of Sale, all of its right, title and interest in and to the Goods are transferred to Buyer. Seller agrees to defend Buyer’s title to the Goods and to indemnify Buyer against any losses it may sustain in defending title to the Goods including reasonable attorneys’ fees and costs, against the claim or claims of any person or party whatsoever.

5.Disclaimer of Warranties.

SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO THE GOODS, INCLUDING ANY (a) WARRANTY OF MERCHANTABILITY; OR (b) WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE. BY ACCEPTING THIS BILL OF SALE, BUYER ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY MADE BY SELLER, OR ANY OTHER PERSON ON SELLER'S BEHALF, EXCEPT AS SPECIFICALLY STATED IN THIS BILL OF SALE.

6.Governing Law.

This Bill of Sale is governed by, and construed in accordance with, the laws of the State of Utah, United States of America, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Utah.

7.Delivery of Copy.

A signed copy of this Bill of Sale delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Bill of Sale.

8.Additional Documents.

Seller covenants and agrees to execute and deliver or to cause to be executed and delivered, all such further instruments and documents as may be reasonably requested by Buyer for assuring, conveying and confirming unto Buyer, the Goods hereby sold and conveyed.

9.This Bill of Sale and the representations, warranties and covenants herein contained shall inure to the benefit of Buyer and its successors and assigns, shall be binding upon Seller and its successors and assigns, and shall survive the execution and delivery hereof.

IN WITNESS WHEREOF, Seller has duly executed and delivered to Buyer this Bill of Sale as of the Effective Date.

Pluralsight, LLC
By: _____________________ Name: Mark Hansen Title: Head of Finance and Accounting Address: 42 Future Way Draper, Utah 84020
By: /s/ Mark Hansen
Name: Mark Hansen
Title: Head of Finance and Accounting
Address: 42 Future Way
Draper, Utah 84020

Life Engineering, LLC

By: /s/ Rusty Lindquist
Name: Rusty Lindquist
Title: CEO

Exhibit A
[List of Goods]

Workstations - Haworth height adjustable - Includes, height adjustable desk, storage drawers, spine, all power connections, privacy panels, etc.	250	$1,500.00	$375,000.00
Lobby Reception desk - You're responsible to get beams back in the building and reassemble	1	$1.00	$1.00
Francis peak - 4 red chairs, table	1	$1,000.00	$1,000.00
Mail room shelving	1	$1.00	$1.00
Gunsight large training room
18 rolling tables	18	$100.00	$1,800.00
Podium	1	$100.00	$100.00
3 tv's	1	$1.00	$1.00
Mothers Room - Chair Fridge locker all	1	$500.00	$500.00
IT closet storage			$—
59 cafe chairs in storage closet	59	$100.00	$5,900.00
Standing height white table and 4 chairs	1	$500.00	$500.00
Box Elder - 4 red chairs, table, tv all	1	$1,000.00	$1,000.00
Timpanogos - ALL except Eames Lounger	1	$7,000.00	$7,000.00
Eames Lounger	1	$2,000.00	$2,000.00
Pfeifferhorn - Couch, chairs, tables, tv, all	1	$4,000.00	$4,000.00
Pool Table	1	$2,000.00	$2,000.00
Shuffleboard - needs a tiny repair	1	$1,000.00	$1,000.00
Pool table area 2 tables, 4 chairs	1	$500.00	$500.00
Lounge Area
Tall glass custom table and 8 stools	1	$1,500.00	$1,500.00
Ping Pong	1	$1.00	$1.00
White wood long tables with benches	2	$2,000.00	$4,000.00
Red stools	11	$100.00	$1,100.00
Metal stools	18	$25.00	$450.00
Rectangle dining tables	4	$500.00	$2,000.00
Round dining tables	4	$500.00	$2,000.00
Dining chairs	60	$100.00	$6,000.00
Misc random pieces of furniture	1	$1.00	$1.00
Ice machine - new	1	$1.00	$1.00
Soda machine	1	$1.00	$1.00
5 fridges	5	$1.00	$5.00
2 freezers	2	$2.00	$4.00
Viking Ovens/Stove	1	$1.00	$1.00
Small ingredients fridges	1	$1.00	$1.00
Warming drawers	1	$1.00	$1.00
2 dishwashers	2	$2.00	$4.00
6 microwaves	6	$1.00	$6.00
Built in Coffee Machine	1	$1.00	$1.00
Snack Wall shelving	1	$1.00	$1.00

8 tv's	8	$1.00	$8.00
All security cameras (you will need a new NVR to record to and some licenses)	1	$1.00	$1.00
		Total	$419,390.00
Additional items from warehouse
Conference Chairs	40	$50.00	$2,000.00
Training Chairs	60	$50.00	$3,000.00
End Tables	8	$50.00	$400.00
Desk Chairs	10	$50.00	$500.00
Glass Fridges	2	$50.00	$100.00
Conference Tables	4	$100.00	$400.00
Nice Custom Chairs	18	$200.00	$3,600.00
Armoires	1	$200.00	$200.00
Couches	8	$300.00	$2,400.00

		Total	$12,600.00

	GRAND TOTAL		$431,990.00